Filed Pursuant to Rule 424(b)(5)
Registration No. 333-240339

PROSPECTUS SUPPLEMENT

(to the Prospectus dated August 13, 2020)

US$20,048,572

25,820,000 Series A Units, each consisting of One Common Share and One Series A Warrant to Purchase One Common Share

14,280,000 Series B Units, each consisting of One Series B Warrant to Purchase One Common Share and One Series A Warrant to Purchase One Common Share

We are offering on a “best-efforts” basis 25,820,000 Series A units (the “Series A Units”), with each Series A Unit consisting of (i) one common share and (ii) one warrant to purchase one common share (the “Series A Warrants”).

We are also offering to those purchasers whose purchase of Series A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common shares following the consummation of this offering, in lieu of Series A Units that would otherwise result in ownership in excess of 9.99% of our outstanding common shares, 14,280,000 Series B units (the “Series B Units,” and together with the “Series A Units”, the “Units”), with each Series B Unit consisting of (i) one pre-funded Series B Warrant to purchase one common share (the “Series B Warrant,” and together with the Series A Warrant, the “Warrants”) and (ii) one Series A Warrant.

Each Unit will be sold at a price of US$0.50 per Unit. The Units will not be issued or certificated. The common shares, the Series A Warrants and the Series B Warrants will all be immediately separable and issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the Warrants (each a “Warrant Share”).

The Warrants will be exercisable at any time on or after the issuance date until the five-year anniversary of the issuance date. Each Series A Warrant will be exercisable at a price of US$0.75 per common share, subject to adjustment. Each Series B Warrant will have an aggregate exercise price of US$0.50 per common share, all of which will be pre-funded except for a nominal exercise price of US$0.0001 per common share.

For a more detailed description of our common shares, the Series A Warrants and Series B Warrants, see the section entitled “Description of the Securities We are Offering” beginning on page S-13 of this prospectus supplement.

Our common shares are listed for trading on the Nasdaq Global Select Market (“Nasdaq”), under the symbol SNDL”. On August 11, 2020, the closing sale price of our common shares as reported by Nasdaq was US$0.55. On May 12, 2020, the Company was notified by the Listing Qualifications Department of the Nasdaq that the closing bid price of the Company’s common shares for the last 30 consecutive business days from March 30, 2020 to May 11, 2020 did not meet the minimum bid price of US$1.00 per share as set forth in Nasdaq Listing Rule 5450(a)(1) required for continued listing on Nasdaq (the “minimum bid requirement”). The Company has until December 28, 2020 to regain compliance with the minimum bid requirement. Our shareholders have granted approval to our board of directors to, in its discretion, implement a reverse share split of our common shares (the “reverse split”) if then necessary to attempt to comply with the minimum bid requirement. If at any time prior to December 28, 2020, the closing bid price of the Company’s common shares is at least US$1.00 for a minimum of ten consecutive business days, the Company will be considered by Nasdaq to have regained compliance with the minimum bid requirement and the reverse split may not be necessary. No decision has been made yet by our board of directors to implement the reverse split.

There is no public trading market for the Warrants, we do not expect a market to develop, and purchasers may not be able to resell the Warrants purchased under this prospectus supplement. In addition, we do not intend to apply for a listing of the Warrants on Nasdaq, any other national securities exchange, or any nationally recognized trading system. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the Warrants.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of Alberta, that all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 9 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Unit		Total(2)
Public offering price	US$	0.50	US$	20,048,572
Underwriting commission(1)	US$	0.03	US$	1,202,914
Proceeds, before expenses, to us	US$	0.47	US$	18,845,658

(1)

In addition, we have agreed to reimburse the underwriter for certain offering-related expenses. We refer you to “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding total underwriting compensation.

(2)	Total proceeds includes an aggregate of US$1,428 that will be funded upon the exercise of all Series B Warrants sold in the offering.

This offering is being completed on a “best efforts” basis and Canaccord Genuity LLC (the “underwriter” or “Canaccord”) has no obligation to buy any Series A Units or Series B Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Series A Units or Series B Units.

The underwriter expects to deliver the securities offered hereby on or about August 18, 2020.

Canaccord Genuity

August 14, 2020

Prospectus Supplement

Prospectus

We are responsible for the information contained in this prospectus supplement and accompanying prospectus and in any free writing prospectus we prepare or authorize. Neither we nor Canaccord has authorized anyone to provide you with different information, and neither we nor Canaccord take responsibility for any other information others may give you. Neither we nor Canaccord is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in

S-i

this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

S-ii

About this Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and common shares and warrants and the method of distribution of the common shares and warrants. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the common shares and warrants. Both documents contain important information you should consider when making your investment decision. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for the purpose of the offering. If information in this prospectus supplement is inconsistent with the prospectus or the information incorporated by reference in the prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation by Reference”.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In addition, this prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed and incorporated by reference into the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement, the accompanying prospectus or in earlier-dated documents incorporated by reference.

Trademarks, Trade Names and Service Marks

We own or otherwise have rights to the trademarks, trade names and service marks, including Top Leaf, Sundial Cannabis, Palmetto, Grasslands and others mentioned in this prospectus supplement or in the documents incorporated by reference herein, used in conjunction with the marketing and sale of our products. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus supplement or the documents incorporated by reference therein without the ® and ™ symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference therein are the property of their respective owners.

Basis of Presentation

Unless otherwise indicated, all references in this prospectus supplement to the “Company”, “Sundial”, “we”, “us”, “our” or similar terms refer to Sundial Growers Inc. and its subsidiaries.

Unless otherwise indicated, all references in this prospectus supplement to “Bridge Farm” refer to Bridge Farm Nurseries Limited, its subsidiaries and, subsequent to August 11, 2017, Project Seed Topco Limited, the parent of Bridge Farm Nurseries Limited. We completed the disposition of Bridge Farm on June 5, 2020.

Presentation of Financial Information

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

Effective for the fiscal year ended December 31, 2018, we changed our fiscal year end from February 28 to December 31. As a result of this change, the figures presented in our consolidated financial statements for the ten months ended December 31, 2018, or the transition period, are not entirely comparable to those for the fiscal years ended February 28, 2018 and 2017. We do not present financial statements for a separate historical period that is comparable to the transition period. Following the transition period, we prepare annual consolidated financial statements for each fiscal year ending December 31, beginning with the fiscal year ending December 31, 2019. References in this prospectus supplement to our “fiscal year ended December 31, 2018” shall mean the ten months ended December 31, 2018.

We publish our consolidated financial statements in Canadian dollars. In this prospectus supplement, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “$”, “C$”, “CDN$”, “CAD$” and “dollars” mean Canadian dollars, and all references to “US$” and “USD” mean U.S. dollars. Except with respect to U.S. dollar, amounts presented as contractual terms or as otherwise indicated, all amounts that are presented in U.S. dollars herein have been translated from Canadian dollars solely for convenience at an exchange rate of $1.3291 per US$1.00, which was the daily exchange rate as of August 11, 2020, as reported by the Bank of Canada.

Numerical figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Presentation of Share Information

All references to “shares” or “common shares” in this prospectus supplement refer to the common shares of Sundial Growers Inc., no par value.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections of this prospectus supplement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”, and sections under similar headings in the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2019, our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement. Unless the context otherwise requires, references in this prospectus supplement to the “Company”, “Sundial”, “we”, “us” and “our” refer to Sundial Growers Inc. and its subsidiaries.

Our Company

Sundial is a licensed producer that grows cannabis using state-of-the-art indoor facilities.

Sundial cultivates cannabis using an individualized “room” approach, in approximately 479,000 square feet of total space. Sundial’s brand portfolio includes Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value).

Sundial currently produces and markets cannabis products for the Canadian adult-use market. Sundial’s purpose-built indoor modular grow rooms create consistent, highly controlled cultivation environments and are the foundation of the Company’s production of high-quality, strain-specific cannabis products. The Company has established supply agreements with nine Canadian provinces, with approval recently received from Quebec, and has a distribution network that covers 98% of the national recreational industry.

The Company’s primary focus has been on producing and distributing premium inhalable products and brands (flower, pre-rolls and vapes). Upon receiving a licence from Health Canada to sell cannabis oil products, the Company began the sale and distribution of cannabis vape products in December 2019. The Company is currently marketing its adult-use products under its Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value) brands and intends to introduce new products under these brands and other brands as it expands its brand portfolio.

The majority of the Company’s revenue in the three and six months ended June 30, 2020 were from sales to provincial boards; however, Sundial continues to enter into agreements to supply other licensed producers in Canada.

The Company’s planned medical cannabis offerings are supported through its 50% equity interest in Pathway Rx Inc. (“Pathway Rx”) which uses advanced technology and an extensive library of cannabis strains to identify and customize targeted treatments for a wide range of medical conditions. The Company has a license agreement with Pathway RX enabling the Company the use of certain strains for commercial production. See Exhibit 10.1 to the registration statement of which this prospectus supplement forms a part for more information.

In July 2019, the Company acquired Bridge Farm, a grower of ornamental plants and herbs, based in the United Kingdom, with the intention of converting Bridge Farm’s existing facilities to the cultivation, processing and distribution of cannabidiol (CBD) products. On June 5, 2020, the Company completed the Bridge Farm Disposition as described under “Prospectus Summary—Recent Developments—Sale of Bridge Farm” in the accompanying prospectus.

Recent Developments

At-the-Market Offering Program

On August 13, 2020, we entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC to establish an “at-the-market” program (the “ATM Program”). Under the terms of the Equity Distribution Agreement we can offer and sell common shares having an aggregate offering price of up to US$50,000,000 from time to time through Canaccord Genuity LLC, acting as our sales agent, by any method permitted by law, including in negotiated transactions, which may include block trades, or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Waiver Agreement

The Company has entered into a waiver agreement (the “Waiver”) to the Securities Purchase Agreement, dated June 5, 2020 (the “Securities Purchase Agreement”), with the investors named therein (the “Investors”). Under the terms of the Waiver, the Company has agreed to waive the monthly limit on the aggregate principal amount of the US$18,000,000 unsecured senior subordinated convertible notes (the “New Investor Convertible Notes”) issued pursuant to the Securities Purchase Agreement to the Investors that may be converted at the alternate optional conversion price as described in the Securities Purchase Agreement, and the investors have agreed to waive any participation rights in certain at-the-market offerings made pursuant to the Company’s previously announced ATM Program following September 30, 2020.

The Offering

Issuer	Sundial Growers Inc.

Series A Units offered by us	25,820,000 Series A Units with each Series A Unit consisting of (i) one common share and (ii) one Series A Warrant.

Series B Units offered by us	14,280,000 Series B Units with each Series B Unit consisting of (i) one pre-funded Series B Warrant and (ii) one Series A Warrant.

Offering price	$0.50 per Unit.

Common shares to be outstanding after this offering	188,327,631 common shares, based on 108,127,631 common shares outstanding as of August 11, 2020 and assuming the Warrants offered by us in this offering were to be immediately issued and exercised in full.

Warrants offered by us	Series A Warrants to purchase up to 40,100,000 common shares. Each Series A Warrant will be exercisable for our common shares at a price of US$0.75 per share, subject to adjustment.

Series B Warrants to purchase up to 14,280,000 common shares. Each Series B Warrant will have an aggregate exercise price of US$0.50, all of which will be pre-funded except for a nominal exercise price of US$0.0001 per common share.

The Warrants will be immediately exercisable. This prospectus supplement also relates to the offering of common shares issuable upon exercise of the Warrants.

There is no established public trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on Nasdaq or any other national securities exchange. Without an active market, the liquidity of the Warrants will be limited.

See “Description of the Securities we are Offering—Warrants.”

Best efforts	We have agreed to issue and sell the Series A Units and the Series B Units offered hereby to the public through the underwriter, and the underwriter has agreed to offer and sell such securities on a “best efforts” basis. The underwriter is not required to sell any specific number or dollar amount of the securities offered hereby, but will use its best efforts to sell such securities. See “Underwriting”.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds”.

Nasdaq trading symbol for our common shares	Our common shares are listed under the symbol “SNDL”.

Risk Factors	You should carefully read the section entitled “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our securities.

The number of common shares that will be outstanding immediately after this offering does not include:

•

up to 55,095,528 common shares issuable upon conversion of the $73,227,465.75 senior second lien convertible note of the Company (the “SAF Convertible Note”), issued to SAF Jackson LLP (the “Creditor”) on June 5, 2020 (assuming the current conversion price as of the date of this prospectus supplement and based on the daily exchange rate of $1.3291 per US$1.00 as of August 11, 2020, as reported by the Bank of Canada);

•

up to 16,100,000 common shares issuable upon conversion of the outstanding amount US$18,000,000 unsecured senior subordinated convertible notes (the “New Investor Convertible Notes”) issued pursuant to a securities purchase agreement, dated June 5, 2020, to certain investors named therein (the “Investors”) (assuming the conversion price in effect immediately before date of this prospectus supplement);

•	up to 35,000,000 common shares issuable upon exercise of warrants issued to the Creditor concurrent with the SAF Convertible Note;

•	up to 14,457,059 common shares issuable upon exercise of warrants issued to the Investors concurrent with the New Investor Convertible Notes;

•	up to 1,080,000 common shares issuable upon exercise of the warrants issued to the placement agents in connection with the offering of the New Investor Convertible Notes and New Investor Warrants;

•

up to 5,057,388 common shares issuable upon the exercise of stock options at a weighted average exercise price of $1.82 per share and the exchange of restricted share units and deferred share units issued pursuant to our compensation plans as of the date of this prospectus supplement;

•

up to 7,543,000 common shares issuable upon the exercise of outstanding simple warrants at a weighted average exercise price of $3.27 and up to 4,365,282 common shares issuable upon the exercise of outstanding performance warrants at a weighted averaged exercise price of $2.08, such warrants having been previously issued as compensation to certain of our current and former directors, employees, advisors and service providers;

•

(i) up to 2,787,546 common shares issuable upon the exercise of warrants that were issued pursuant to conversion of Canadian dollar-denominated 12% Convertible Notes, at an exercise price of $4.38 and (ii) up to 444,888 common shares issuable upon the exercise of warrants that were issued pursuant to conversion of US dollar-denominated 12% Convertible Notes, at an exercise price of US$3.75;

•

up to 1,800,000 common shares that may be issued upon the exercise of performance warrants held by Sun 8 Holdings Inc. (“Sun 8”), which are exercisable at an exercise price of $0.94 per share and vest annually over five years, beginning on March 31, 2020, in amounts contingent upon the achievement of certain revenue milestones, none of which have vested as of the date of this prospectus supplement;

•

up to 1,495,665 common shares issuable to the Creditor pursuant to the exercise of warrants at an exercise price of $20.76 per share and up to 957,225 shares issuable to the Creditor pursuant to the exercise of warrants at an exercise price of $21.63 per share, which warrants were issued to the Creditor in connection with the Original SAF Credit Agreement;

•

up to 280,000 common shares that may be issued upon the exercise of warrants issuable to Pathway Rx, at an exercise price of $1.81 per share, subject to the achievement of certain milestone gross revenues derived from certain activities under our license agreement with Pathway Rx, none of which have been issued as of the date of this prospectus supplement;

•

up to 480,000 common shares that may be issued upon the exercise of warrants, at an exercise price of $15.94 per share, which were issued in connection with the termination of the Investment and Royalty Agreement (as defined herein);

•

(i) up to 384,000 common shares, issuable pursuant to the exercise of warrants at an exercise price of $3.91 per share and (ii) up to 160,000 common shares, issuable pursuant to the exercise of warrants at an exercise price of $6.25, which warrants have been issued to a certain of our advisors in connection with financial advisory offers related to our initial public offering; and

•

up to 90,909,091 common shares, assuming the issuance and sale of the full US$50,000,000 of common shares that may be sold through our ATM Program at a sales price of US$0.55 per common share, which was the closing price of the common shares on Nasdaq on August 11, 2020.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in the Series A Units or our Series B Units, you should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus, including those risks and uncertainties described in the “Risk Factors” sections of the accompanying prospectus and of our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 31, 2020, which is incorporated by reference into this prospectus supplement, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Other risks and uncertainties that we do not presently consider to be material, or of which we are not presently aware, may become important factors that affect our future financial condition and results of operations. If any of the following risks actually occurs, our business, financial condition, results of operations, liquidity and prospects could suffer materially, the trading price of our common shares could decline and you could lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering and our Common Shares and Warrants

You will experience immediate and substantial dilution in the book value per share of the common shares you purchase.

Because the price per share of our common shares being offered will be higher than the book value per share of our common shares, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering.

There is no public market for the Warrants to purchase our common shares being offered in this offering.

There is no public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited, and you may not be able to resell your Warrants. If your Warrants cannot be resold, you will have to depend upon any appreciation in the value of our common shares over the exercise price of the Warrants in order to realize a return on your investment in the Warrants. Following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Except as otherwise provided in the Warrants, holders of our Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until such holders exercise their Warrants and acquire our common shares.

Except as otherwise provided in the Warrants, holders of our Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until such holders exercise their Warrants and acquire our common shares. As a result, absent exercise of the Warrants, holders of the Warrants will not have the ability to vote their common shares underlying the Warrants, which may limit the influence that investors in our offering may have over the outcome of matters submitted to our shareholders for a vote.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common shares to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately.

This offering is being conducted on a “best efforts” basis.

The underwriter is offering the Series A Units and the Series B Units on a “best efforts” basis, and the underwriter is under no obligation to purchase any Units for its own account. The underwriter is not required to sell any specific number or dollar amount of securities in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Our shareholders will experience increased dilution if the common shares and Warrants offered hereby are sold at prices lower than the current conversion or exercise prices, as applicable, of certain of our securities.

Due to the common shares and Warrants being sold in this offering at prices lower than the current conversion prices of the New Investor Convertible Notes and the SAF Convertible Note and the current exercise prices of the New Investor Warrants and the SAF Warrants, such conversion and exercise prices will be reduced pursuant to anti-dilution protections contained in the terms of such securities, resulting in increased dilution to our shareholders upon the conversion or exercise, as applicable, of such securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

•	our ability to operate on a going concern basis, including our ability to raise future capital through debt or equity financing transactions;

•	our ability to successfully implement our cost and asset optimization initiatives;

•	the continued development and growth of the demand and markets for medical and adult-use cannabis;

•	the maintenance of our existing licences and the ability to obtain additional licences as required;

•	our ability to establish and market our brands within our targeted markets and compete successfully;

•	our ability to produce and market additional products as regulations permit;

•	the number of flowering rooms and combined production capacity therefrom that we expect to have by the end of 2020;

•	our growth strategies, including plans to sell edibles and other forms of cannabis;

•	the timing and the amount of capital expenditures related to the proposed maintenance and expansion of our facilities;

•	the outcome of medical research by our partners and the acceptance of such findings in the medical community;

•	our ability to attract and retain key employees;

•	our ability to manage growth in our business; and

•	our ability to identify and successfully execute strategic partnerships.

Although we base the forward-looking statements contained in this prospectus supplement and the accompanying prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus supplement and the accompanying prospectus include:

•	our ability to maintain compliance with various financial and other covenants in our debt instruments and avoid events of default;

•	our ability to obtain and maintain financing on acceptable terms to allow us to maintain operations;

•	our ability to implement our operational and liquidity strategies;

•	our ability to optimize our costs by implementing cost-cutting initiatives, deferring capital expenditures and conducting a strategic review of certain facilities;

•	our competitive advantages;

•	the development of new products and product formats for our products that align market demand;

•	the impact of competition;

•	the changes and trends in the cannabis industry;

•	changes in laws, rules and regulations;

•	our ability to maintain and renew required licences;

•	our ability to maintain good business relationships with our customers, distributors and other strategic partners;

•	our ability to keep pace with changing consumer preferences;

•	our ability to protect our intellectual property;

•	our ability to manage and integrate acquisitions;

•	our ability to retain key personnel; and

•	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward- looking statements in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in this prospectus supplement and under similar headings in the accompanying prospectus our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement. Readers of this prospectus supplement are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information”.

This prospectus supplement contains or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and under similar headings in the accompanying prospectus and our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Units offered hereby, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $18,443,760.

We intend to use the net proceeds from the offering for general corporate and working capital purposes.

In order to fund our operations for the foreseeable future, we will require additional capital exceeding our cash on hand even after giving effect to the net proceeds from this offering. In addition, actual costs and expenditures may exceed management’s current expectations. It is unlikely that we will generate sufficient operating cash flow to meet our business objectives. Accordingly, we will need to raise additional capital in the future over and above the net proceeds from this offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to deposit such funds in checking accounts at financial institutions or invest such funds in short-term, interest-bearing instruments or other investment-grade securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as at June 30, 2020:

•	on an actual basis;

•

on a pro forma as adjusted basis giving effect to receipt of net proceeds of approximately US$18,443,760 from the sale of the Series A Units and the Series B Units that we are offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This capitalization table should be read in conjunction with the Management Discussion and Analysis of financial condition and performance and our consolidated financial statements and related notes included in our Annual Report on Form 20-F for the year ended December 31, 2019 and our Management Discussion and Analysis of financial condition and performance and condensed unaudited interim consolidated financial statements and notes thereto for the three and six months ended June 30, 2020 filed as exhibits to our current report on Form 6-K dated August 13, 2020. See “Incorporation by Reference”.

	As at June 30, 2020
(in thousands)	Actual	Pro Forma(1)(2)
	(Unaudited)
Cash and cash equivalents(3)	$21,629	$40,073

Long-term debt (including current portion)(4)	$143,384	$143,384
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized; 104,637,130 issued and outstanding, actual, and 144,737,130 issued and outstanding, as adjusted, as of June 30, 2020(5)(6)	471,868	492,216
Warrants(7)	27,831	27,831
Contributed surplus(8)	33,262	33,262
Accumulated deficit	(429,120)	(429,120)
Contingent consideration(9)	2,279	2,279

Total shareholders’ equity	106,120	126,468

Total capitalization	$249,504	$269,852

(1)

Net proceeds to us from this offering have been translated into Canadian dollars for convenience only using the daily exchange rate of $1.3291 per US$1.00 as of August 11, 2020, as reported by the Bank of Canada.

(2)

Assumes receipt of an aggregate of $1,898 upon the exercise of all of the pre-funded Series B Warrants sold in this offering, translated into Canadian dollars for convenience only using the daily exchange rate of $1.3291 per US$1.00 as of August 11, 2020, as reported by the Bank of Canada.

(3)	Excludes $5.33 million of restricted cash.
(4)

On an actual basis, comprises (i) $64.372 million in non-current debt, (ii) $8.4 million in current debt, and (iii) $70.612 million representing the New Investor Convertible Notes and the SAF Convertible Note.

(5)	The number of as adjusted, issued and outstanding shares assumes the issuance of 14,280,000 common shares issuable upon exercise of the pre-funded Series B Warrants sold in this offering.
(6)	Excludes all common shares issued subsequent to June 30, 2020, unless otherwise provided above. See “Prospectus Summary—The Offering”.
(7)

Excludes all warrants issued subsequent to June 30, 2020, unless otherwise provided above. See “Prospectus Summary—The Offering” and the 280,000 warrants which may be issued to Pathway Rx (see note (9)).

(8)	Excludes all share-based compensation and warrants exercised subsequent to June 30, 2020.
(9)

Includes 280,000 warrants which may be issued to Pathway Rx, at an exercise price of $1.81 per share, subject to achievement of certain milestone gross revenues derived from certain activities conducted pursuant to our license agreement with Pathway Rx.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 25,280,000 Series A Units each consisting of one common share and one Series A Warrant to purchase one common share and 14,280,000 Series B Units each consisting of one pre-funded Series B Warrant to purchase one common share and one Series A Warrant to purchase one common share, at a public offering price of US$0.50 per Unit. This prospectus supplement also includes the offering of the shares of common shares issuable upon exercise of the Warrants.

Common Shares

The material terms and provisions of our common shares are described under the caption “Description of Common Shares We May Offer” beginning on page 26 of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants included in the Units we are offering and is subject in all respects to the provisions contained in the Warrants.

Series A Warrants

Form. The Series A Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. Each purchaser of a Unit will receive a Series A Warrant exercisable into one common share for each common share included in the Series A Unit and each pre-funded Series B Warrant included in the Series B Unit.

Exercisability. The Series A Warrants will be immediately exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the common shares purchased upon such exercise and will expire on the fifth anniversary of issuance. On or after the six month anniversary of the issue date, the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise if a registration statement covering the issuance or resale of the warrant shares is not available for the issuance or resale of such warrant shares, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series A Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with certain parties) would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series A Warrants is US$0.75 per common share. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the Series A Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Adjustment. The exercise price is subject to full ratchet antidilution protection (the “Full Ratchet Adjustment”) upon any subsequent transaction at a price lower than the exercise price then in effect and standard adjustments in the event of any share split, share dividend, share combination, recapitalization or other similar transaction, subject to certain exceptions. Upon any adjustment to the exercise price, the number of common shares that may be purchased upon exercise of the Series A Warrants will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of common shares issuable upon warrant exercise will be the same as the aggregate exercise price in effect immediately prior to such adjustment. If we issue, sell or enter into any agreement to issue or sell, any variable rate securities, the holders of the Series A Warrants have the additional right to substitute the variable price (or formula) of such securities for the exercise price.

Fundamental Transactions. The Series A Warrants will prohibit us from entering into Fundamental Transactions (as defined in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our common shares), including specified transactions involving a Change of Control (as defined in the Series A Warrants), unless the successor entity assumes all of our obligations under the Series A Warrants under a written agreement, satisfactory in form and substance to, and approved by, the holders thereof, before the transaction is completed. In connection with a Change of Control, we or a successor entity (as the case may be) may be required to redeem or exchange, as applicable, the Series A Warrants for consideration equal to the Black Scholes Value (as defined in the Series A Warrants) of such portion of the Series A Warrants subject to exchange. We may, at our election, pay such consideration either (i) in cash or (ii) in the same form of consideration as was paid to the shareholders in such Change of Control transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series A Warrant.

Waivers and Amendments. The terms of a Series A Warrant may be amended or waived with the written consent of the Company and the holder thereof.

Fractional Shares. No fractional shares will be issued upon exercise of the Series A Warrants. The Series A Warrants do not confer upon holders any voting or other rights as shareholders of the Company.

Series B Warrants

The pre-funded Series B Warrants will have an aggregate exercise price of US$0.50 per common share, all of which will be pre-funded except for a nominal exercise price of US$0.0001 per common share. They will be immediately exercisable, and will expire on the five-year anniversary of issuance. The holder will not have the right to exercise any portion of the Series B Warrant if the holder, together with its affiliates, would, subject to certain limited exceptions, beneficially own in excess of 9.99% of our common shares outstanding immediately after the exercise. The Series B Warrants include customary adjustment provisions that are substantially similar to the ones contained in the Series A Warrants, provided that the Series B Warrants will not be subject to the Full Ratchet Adjustment or adjustments to exercise price.

UNDERWRITING

Canaccord Genuity LLC is acting as the underwriter. We have entered into an underwriting agreement with the underwriter dated as of the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to offer and sell to the public through the underwriter, and the underwriter has agreed, to sell up to 25,820,000 Series A Units and 14,280,000 Series B Units at the public offering price shown on the cover page of this prospectus supplement on a best efforts basis.

This offering is being completed on a “best efforts” basis and the underwriter has no obligation to buy any Series A Units or Series B Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Series A Units or Series B Units. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

The underwriter proposes to offer the Units directly to the public at the public offering price per Unit set forth on the cover page of this prospectus supplement. After the offering, these figures may be changed by the underwriter.

The securities we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

Underwriting Discount and Expenses

The following table shows the per Unit and total underwriting commission we will pay to the underwriters:

Per Unit	US$0.03
Total	US$1,202,914

We estimate that the total expenses of the offering payable by us, not including the underwriting commission, will be approximately US$400,000 . We have agreed to reimburse the underwriter for certain of its fees and expenses, including the expenses of counsel to the underwriter, in an amount up to US$100,000 in the aggregate.

Lock-up Agreements

Our officers and directors have entered into lock-up agreements with the underwriter whereby they agree to be subject to a lock-up period of 90 days following the date of this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our common shares or any securities convertible into, or exercisable or exchangeable for, our common shares. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities from the date of this prospectus supplement through September 30, 2020 (inclusive), although we will be permitted to issue stock options or stock awards to directors, officers, and employees and consultants under our existing equity incentive plan or other stock compensation plans and other customary carve-outs to be set forth in the underwriting agreement. The Company lock-up restrictions will not apply to (i) any common shares issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to herein, (ii) any common shares issued or options to purchase common shares granted pursuant to our employee benefit or share compensation plans or (iii) to be issued to officers or consultants, provided that, in each case, the recipient of such common shares or other securities is subject to restrictions similar or greater than those contained in the underwriting agreement. Canaccord Genuity LLC, as the underwriter, may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Listing; Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SNDL”. We do not intend to list the Warrants to be sold in this offering on any securities exchange.

The Canadian transfer agent and registrar for our common shares is Odyssey Trust Company at its principal office in Calgary, Alberta. The United States transfer agent and registrar for our common shares is Equity Stock Transfer, LLC at its principal office in New York, New York.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriter may sell more common shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing our common shares in the open market. A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of our common shares above independent market levels or prevent or slow a decline in the market price of our common shares. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

Electronic Delivery of Prospectus Supplements

A prospectus supplement in electronic format may be delivered to potential investors by the underwriter participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by any underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Other Transactions

From time to time in the ordinary course of its businesses, the underwriter and certain of its affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, or in the future may receive, customary fees. We entered into an Equity Distribution Agreement with Canaccord Genuity LLC on August 13, 2020 in connection with the ATM Program, for the sale of up to US$50.0 million of our common shares through Canaccord Genuity LLC, acting as our sales agent. Accordingly, Canaccord Genuity LLC may in the future receive customary fees and commissions for these transactions.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. PERSONS

The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of our Units (each consisting of either (i) one common share and one Series A Warrant or (ii) one Series B Warrant and one Series A Warrant, as applicable) that are generally applicable to a U.S. Holder (as defined below), as defined below, with respect to Units and their components that a U.S. Holder acquires pursuant to this offering. This summary assumes that the Units and their components are held as capital assets (generally, property held for investment), within the meaning of the U.S. Internal Revenue Code of 1986, as amended, or the Code, in the hands of a U.S. Holder at all relevant times. This discussion is based on the Code, final, temporary and proposed Treasury regulations thereunder, or the Treasury Regulations, pertinent judicial decisions, interpretive rulings of the U.S. Internal Revenue Service, or the IRS, and such other authorities as we have considered relevant. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge.

This discussion does not address the U.S. federal income tax consequences to U.S. Holders subject to special rules, including U.S. Holders that (i) are banks, financial institutions, or insurance companies, (ii) are regulated investment companies or real estate investment trusts, (iii) are brokers, dealers, or traders in securities or currencies, (iv) are tax-exempt organizations, (v) are governments or agencies or instrumentalities thereof, (vi) are U.S. expatriates, (vii) elect to mark their securities to market, (viii) hold the Units and their components as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments, (ix) acquire the shares as compensation for services or through the exercise or cancellation of employee stock options or warrants, (x) have a functional currency other than the U.S. dollar, or (xi) own or have owned directly, indirectly, or constructively, shares of the Company representing 10% or more of the voting power or value of the Company.

In addition, this discussion does not address tax considerations relevant to U.S. Holders under any non-U.S., state or local tax laws, the Medicare tax on net investment income, U.S. federal estate, gift tax, or other non-income tax, or the alternative minimum tax. Each U.S. Holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in the Units and their components.

As used herein, “U.S. Holder” means a beneficial owner of the Units and their components that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (a) is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a pass-through entity, including a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, holds the Units or their components, the U.S. federal income tax treatment of an owner or partner generally will depend on the status of such owner or partner and on the activities of the pass-through entity. A U.S. person that is an owner or partner of a pass-through entity holding the Units or their components is urged to consult its own tax advisor.

Treatment of Pre-Funded Series B Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of common stock for U.S. federal income tax purposes and therefore a U.S. Holder of a pre-funded Series B

Warrant should generally be taxed in the same manner as a U.S. Holder of common stock, as described below. U.S. Holders are urged to consult their own tax advisor regarding the risks associated with the acquisition of pre-funded Series B Warrants pursuant to this offering (including potential alternative characterizations). The remainder of this discussion assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to common shares, is generally intended to also pertain to pre-funded Series B Warrants.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, the treatment is not entirely clear. The acquisition of a Series A Unit should be treated for U.S. federal income tax purposes as the acquisition of one common share and one Series A Warrant, and the acquisition of a Series B Unit should be treated as the acquisition of one pre-funded Series B Warrant and one Series A Warrant. We intend to treat the acquisition of a Unit in this manner, as applicable, and, by purchasing a Unit, a U.S. Holder agrees to adopt such treatment for U.S. federal income tax purposes. Each U.S. Holder of a Unit must allocate the purchase price paid by such U.S. Holder for such Unit between the common share, Series A Warrant and Series B Warrant, as applicable, based on their respective relative fair market values at the time of issuance. A U.S. Holder’s initial tax basis in the common share, Series A Warrant and Series B Warrant, as applicable, should equal the portion of the purchase price of the Unit allocated thereto. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the common shares, Series A Warrants and Series B Warrants comprising the unit, as applicable, and the amount realized on the disposition should be allocated between the common shares, Series A Warrants and Series B Warrants based on their respective relative fair market values at the time of disposition. The separation of the common shares, Series A Warrants and Series B Warrants, as applicable, should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Units and a U.S. Holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each U.S. Holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the common shares, Series A Warrants and Series B Warrants that comprise a Unit. The balance of this discussion generally assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Distributions on the Shares

Subject to the PFIC (as defined below) rules discussed below, the gross amount of any distribution paid by the Company on the common shares will generally be subject to U.S. federal income tax as foreign source dividend income to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such amount will be includable in gross income by a U.S. Holder as ordinary income on the date that such U.S. Holder actually or constructively receives the distribution in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. The amount of any distribution made by the Company in property other than cash will be the fair market value (determined in U.S. dollars) of such property on the date of the distribution. Because the Company does not intend to calculate its earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as a dividend for U.S. federal income tax purposes. Dividends paid by the Company will not be eligible for the dividends received deduction allowed to corporations.

To the extent that a distribution exceeds the amount of the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, such distribution will be treated first as a tax-free return of capital, causing a reduction in a U.S. Holder’s adjusted basis in the common shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such U.S. Holder upon a subsequent disposition of the common shares), with any amount that exceeds such U.S. Holder’s adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed below).

So long as the common shares are listed on the Nasdaq or the Company is eligible for benefits under the Income Tax Convention between the U.S. and Canada, dividends a U.S. Holder receives from the Company will be “qualified dividend income” if certain holding period and other requirements (including a requirement that the Company is not a PFIC in the year of the dividend or the immediately preceding year) are met. Qualified dividend income of an individual or other non-corporate U.S. Holder is subject to a reduced maximum U.S. federal income tax rate.

Subject to certain limitations, Canadian tax withheld with respect to distributions made on the common shares may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. Alternatively, a U.S. Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for U.S. federal income tax purposes. The rules governing the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Possible Constructive Distributions

The terms of each of the Series A Warrants and Series B Warrants provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution if, for example, the adjustment increases the warrant holders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of common shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of common shares which is taxable to the holders of such common shares as a distribution. Such constructive distribution would be subject to tax as if the U.S. Holders of the warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Sale, Exchange or Other Taxable Disposition of the Common Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss upon the taxable sale, exchange or other disposition of common shares and warrants in an amount equal to the difference between (i) the U.S. dollar value of the amount realized upon the sale, exchange or other taxable disposition (or, if the common shares or warrants are held as part of Units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common shares or warrants based upon the then fair market values of the common shares and the warrants included in the Units) and (ii) such U.S. Holder’s adjusted tax basis in the common shares or warrants, as applicable. A U.S. Holder’s adjusted tax basis in such common shares or warrants will generally equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a common share or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”). Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, such U.S. Holder has held the common shares or warrants for more than one year. If such U.S. Holder is an individual or other non-corporate U.S. Holder, long-term capital gains will be subject to a reduced maximum U.S. federal income tax rate. The deductibility of capital losses is subject to limitations under the Code. Gain or loss, if any, that a U.S. Holder realizes upon a sale, exchange or other taxable disposition of common shares or warrants generally will be treated as having a U.S. source for U.S. foreign tax credit limitation purposes.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. A common share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. It is unclear whether a U.S. Holder’s holding period for the common share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the common shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the common shares would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the common shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the Units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisor regarding the tax consequences of a cashless exercise.

PFIC Rules

A non-U.S. corporation, such as the Company, will be classified as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes for a taxable year, if either (a) 75% or more of the gross income of the Company consists of certain types of passive income (which we refer to as the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income. The value of the Company’s assets for this purpose is expected to be based, in part, on the quarterly average of the fair market value of such assets (which we refer to as the “asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions, but does not include active business gains arising from the sale of certain commodities.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Based on the projected composition of the Company’s assets and income, the Company does not believe that it was a PFIC for the taxable year ending December 31, 2019, and the Company does not anticipate becoming a PFIC for the current taxable year. Although the Company does not anticipate becoming a PFIC, because the value of the Company’s assets for purposes of the PFIC asset test generally should be determined by reference to the market price of the shares, it is possible that fluctuations in the market price of the shares may cause the Company to become a PFIC for the current or any subsequent taxable year. The determination of whether the Company will become a PFIC will depend, in part, on the composition of its income and assets, which will be affected by how, and how quickly, the Company uses its liquid assets and cash raised in any offerings. Whether the Company is a PFIC is a factual determination and the Company must make a separate determination each taxable year as to whether it is a PFIC (after the close of each taxable year). Accordingly, the Company cannot assure holders that it will not be a PFIC during the current or any future taxable year. If the Company is classified as a PFIC for any taxable year during which a U.S. Holder holds shares, the Company will continue to be treated as a PFIC, unless the U.S. Holder makes certain elections, for all succeeding years, even if the Company ceases to qualify as a PFIC under the rules set forth above.

If the Company is considered a PFIC at any time that a U.S. Holder holds shares, any gain recognized by the U.S. Holder on a sale or other disposition of common shares or warrants, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the such common shares or warrants. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on shares exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment or a “qualified electing fund” election) of the shares if the Company is considered a PFIC. However, the Company does not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder holds shares during any taxable year that the Company is a PFIC, such holder must file an annual report with the IRS, subject to certain exceptions based on the value of the shares held.

Holders are urged to consult their tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing shares if the Company is or becomes a PFIC, including the possibility of making any election that may be available under the PFIC rules (including a mark-to-market election), which may mitigate the adverse U.S. federal income tax consequences of holding shares of a PFIC.

Receipt of Foreign Currency

The U.S. dollar value of any cash distribution made in Canadian dollars to a U.S. Holder will be calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the distribution, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. For U.S. Holders following the accrual method of accounting, the amount realized on a disposition of the shares for an amount in Canadian dollars will be the U.S. dollar value of this amount on the date of disposition. On the settlement date, such U.S. Holder will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of shares traded on an established securities market that are sold by a cash method U.S. Holder (or an accrual method U.S. Holder that so elects), the amount realized will be based on the spot rate in effect on the settlement date for the disposition, and no exchange gain or loss will be recognized at that time. A U.S. Holder will generally have a basis in Canadian dollars equal to their U.S. dollar value on the date of receipt of such distribution, on the date of disposition, or, in the case of cash method U.S. Holders (and accrual method U.S. Holders that so elects), on the date of settlement. Any U.S. Holder that receives payment in Canadian dollars and converts or disposes of the Canadian dollars after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss and that generally will be U.S. source income or loss for foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information with Respect to Foreign Financial Assets

Individuals and certain entities that own “specified foreign financial assets”, with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) are generally required to file an information report on IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to such assets with their tax returns for each year in which they hold shares. “Specified foreign financial assets” include any financial accounts maintained by certain foreign financial institutions, as well as securities issued by non-U.S. persons if they are not held in accounts maintained by financial institutions. U.S. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Units and their components.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends paid to a U.S. Holder in respect of the shares and the proceeds received by such U.S. Holder from the sale, exchange or other disposition of the shares within the United States unless such U.S. Holder is a corporation or other exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report dividend and interest income in full. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

CANADIAN TAX IMPLICATIONS FOR NON-CANADIAN HOLDERS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations generally applicable to a holder who acquires, as a beneficial owner, common shares and Warrants pursuant to this offering, and Warrant Shares upon the exercise of the Warrants, and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Canadian Tax Act”), (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (2) deals at arm’s length with the Company, and Canaccord; (3) is not affiliated with the Company, and Canaccord; (4) does not use or hold, and is not deemed to use or hold, common shares, Warrant Shares or Warrants in a business carried on in Canada; (5) has not entered into, with respect to the common shares, Warrant Shares and Warrants, a “derivative forward agreement” or “synthetic disposition arrangement” as those phrases are defined in the Canadian Tax Act; and (6) holds the common shares, Warrant Shares and Warrants as capital property (such holder, a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Canadian Tax Act, and our understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Non-Canadian Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, Warrant Shares and Warrants must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Allocation of Offering Price

A Non-Resident Holder who acquires a Series A Unit will be required to allocate the aggregate cost of an offered Series A Unit between the common share and the Series A Warrant on a reasonable basis in order to determine their respective costs for the purposes of the Canadian Tax Act.

A Non-Resident Holder who acquires a Series B Unit will be required to allocate the aggregate cost of an offered Series B Unit between the Series B Warrant and the Series A Warrant on a reasonable basis in order to determine their respective costs for the purposes of the Canadian Tax Act.

As of the date of this prospectus, the Company believes that such allocations are reasonable, but such allocations will not be binding on the CRA or a Non-Resident Holder. The adjusted cost base to a Non-Resident Holder of a common share acquired as part of an offered Unit will be determined by averaging the cost of such common share with the adjusted cost base of all common shares of the Company held by the Non-Resident Holder as capital property immediately before such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Non-Resident Holder on the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Non-Resident Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the Non-Resident Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Non-Resident Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of the Warrant Share with the adjusted cost base to the Non-Resident Holder of all common shares of the Company held as capital property immediately before the acquisition of the Warrant Share.

Dividends on the Common Shares and Warrant Shares

Dividends paid or credited, or deemed to be paid or credited, on the common shares and Warrant Shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Convention Between Canada and the United States of America (1980) (“Canada-U.S. Tax Treaty”), where dividends on the common shares or Warrant Shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Common Shares, Warrant Shares and Warrants

A Non-Canadian Holder will generally not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, Warrant Share or Warrant, unless such common share, Warrant Share or Warrant, as the case may be, is “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares, Warrant Shares and Warrants will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the common shares and Warrant Shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes the Nasdaq, unless at any particular time during the 60-month period that ends at that time two conditions are satisfied concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of our capital stock, and (ii) more than 50% of the fair market value of the common shares and Warrant Shares was derived, directly or indirectly, from one or any combination of: (a) real or immoveable property situated in Canada, (b) “Canadian resource properties” (as defined in the Canadian Tax Act), (c) “timber resource properties” (as defined in the Canadian Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, common shares, Warrant Shares and Warrants could be deemed to be “taxable Canadian property.” Non-Canadian Holders whose common shares, Warrant Shares or Warrants may constitute “taxable Canadian property” should consult their own tax advisors.

CANADIAN TAX IMPLICATIONS FOR CANADIAN HOLDERS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to a holder who acquires, as a beneficial owner, common shares and Warrants pursuant to this offering, and Warrant Shares upon the exercise of the Warrants, and who, at all relevant times, for purposes of the Canadian Tax Act: (a) is resident or deemed to be resident in Canada; (b) holds the common shares, Warrant Shares and Warrants as capital property; and (c) deals at arm’s length with the Company and Canaccord and is not affiliated with the Company and Canaccord, (such holder, a “Holder”). Generally, the common shares, Warrant Shares and Warrants will be capital property to a Holder unless they are held or acquired in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Holders whose common shares and Warrant Shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have their common shares and Warrant Shares, as applicable, and every other “Canadian security” (as defined in the Canadian Tax Act) owned by such Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. This election does not apply to Warrants. Holders contemplating such election should consult their own tax advisors for advice as to whether it is available and, if available, whether it is advisable in their particular circumstances.

This summary is not applicable to a Holder: (a) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (b) an interest in which is a “tax shelter investment”, as defined in the Canadian Tax Act; (c) that is a “specified financial institution”, as defined in the Canadian Tax Act; (d) that has made an election under the Canadian Tax Act to determine its Canadian tax results in a foreign currency; (e) that has entered or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement”, each as defined in the Canadian Tax Act, with respect to its common shares, Warrant Shares or Warrants; (f) that receives dividends on the common shares or Warrant Shares under or as part of a “dividend rental arrangement”, as defined in the Canadian Tax Act; or (g) that is a corporation that is or becomes, or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares, Warrant Shares or Warrants, controlled by a non-resident corporation for purposes of the “foreign affiliate dumping” rules section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors.

In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of common shares, Warrant Shares or Warrants.

This summary is based on the facts set out in this prospectus supplement and the accompanying prospectus, the current provisions of the Canadian Tax Act, the Proposed Amendments, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed, however no assurance can be made that the Proposed Amendments will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, other than the Proposed Amendments, does not take into account or anticipate any changes in law or in administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, Warrant Shares and Warrants must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian exchange rate.

Allocation of Offering Price

A Holder who acquires a Series A Unit will be required to allocate the aggregate cost of an offered Series A Unit between the common share and the Series A Warrant on a reasonable basis in order to determine their respective costs for the purposes of the Canadian Tax Act.

A Holder who acquires a Series B Unit will be required to allocate the aggregate cost of an offered Series B Unit between the Series B Warrant and the Series A Warrant on a reasonable basis in order to determine their respective costs for the purposes of the Canadian Tax Act.

As of the date of this prospectus, the Company believes that such allocation is reasonable, but such allocation will not be binding on the CRA or a Holder. The adjusted cost base to a Holder of a common share acquired as part of an offered Unit will be determined by averaging the cost of such common share with the adjusted cost base of all common shares of the Company held by the Non-Resident Holder as capital property immediately before such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Holder on the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of the Warrant Share with the adjusted cost base to the Holder of all common shares of the Company held as capital property immediately before the acquisition of the Warrant Share.

Expiry of Warrants

The expiry of an unexercised Warrant generally will result in a capital loss to the Holder equal to the adjusted cost base of the Warrant to the Holder immediately before its expiry. See discussion below under the heading “Taxation of Capital Gains and Capital Losses”.

Dividends on Common Shares and Warrant Shares

In the case of a Holder who is an individual (excluding certain trusts), dividends received or deemed to be received on the common shares and Warrant Shares will be included in computing the Holder’s income for the taxation year in which such dividends are received and will be subject to the gross-up and dividend tax credit rules of the Canadian Tax Act that apply to taxable dividends received from “taxable Canadian corporations”. Provided that appropriate designations are made by the Company, such dividend will be treated as an “eligible dividend” for the purposes of the Canadian Tax Act and will be subject to an enhanced gross-up and enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the common shares and Warrant Shares by a Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Holder that is a “private corporation” or a “subject corporation” (each as defined in the Canadian Tax Act) will generally be liable under Part IV of the Canadian Tax Act to pay a refundable tax on dividends received or deemed to be received on the common shares and Warrant Shares to the extent that such dividends are deductible in computing the Holder’s taxable income for the taxation year.

Dividends received by a Holder who is an individual (excluding certain trusts) may result in such Holder being liable for alternative minimum tax under the Canadian Tax Act. Holders who are individuals should consult their own tax advisors in this regard.

Dispositions of Common Shares, Warrant Shares and Warrants

On the disposition or deemed disposition of common shares, Warrant Shares or Warrants (other than on the expiry or exercise thereof) by a Holder, the Holder will generally realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition in respect of such common shares, Warrant Shares or Warrants, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the common shares, Warrant Shares or Warrants, to the Holder immediately before the disposition or deemed disposition.

Taxation of Capital Gains and Capital Losses

Generally, one-half of the amount of any capital gain (a “taxable capital gain”), realized by a Holder in a taxation year must be included in computing such Holder’s income for that year, and one-half of any capital loss (an “allowable capital loss”), realized by a Holder in a taxation year must be deducted from any taxable capital gains realized by the Holder in the year, subject to and in accordance with the provisions of the Canadian Tax Act. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years, subject to and in accordance with the provisions of the Canadian Tax Act.

The amount of any capital loss realized by a Holder that is a corporation on the disposition or deemed disposition of a common share or Warrant Share may be reduced by the amount of any dividends received (or deemed to be received) by the Holder on such common share or Warrant Share to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a common share or Warrant Share is owned by a Holder that is a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Holders should consult their own tax advisors.

A capital gain realized by a Holder who is an individual or trust (other than certain specified trusts) may give rise to a liability for alternative minimum tax.

A Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act), may also be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Canadian Tax Act), including an amount in respect of taxable capital gains. Such Holders should consult their own tax advisors.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus supplement and certain other matters of Canadian law will be passed upon for us by McCarthy Tétrault LLP, Calgary, Canada. We are being represented by Shearman & Sterling LLP, Toronto, Canada, with respect to certain matters of U.S. law. Canaccord Genuity LLC is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sundial Growers Inc. as at and for the year ended December 31, 2019, ten months ended December 31, 2018 and the year ended February 28, 2018 incorporated by reference into this prospectus supplement from our annual report on Form 20-F for the year ended December 31, 2019, have been audited by KPMG LLP. KPMG LLP have confirmed with respect to Sundial Growers Inc. that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Sundial Growers Inc. under all relevant U.S. professional and regulatory standards. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of KPMG LLP are located at 205–5th Avenue SW, Suite 2700, Calgary, Alberta, Canada.

CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

Effective for the fiscal year ended December 31, 2018, MNP LLP (“MNP”) resigned as our independent auditors as we engaged new auditors in connection with the listing to which the registration statement of which this prospectus supplement forms a part relates. MNP did not audit our consolidated financial statements for any period subsequent to the year ended February 28, 2018.

For the years ended February 28, 2018 and 2017, no report by MNP on our consolidated financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended February 28, 2018 and 2017, and the subsequent period through the appointment of KPMG as our auditor, (i) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP, would have caused MNP to make reference thereto in its report upon on our audited consolidated financial statements for the years ended February 28, 2018 and 2017, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Effective for the fiscal year ended December 31, 2018, our board of directors appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the fiscal year ended December 31, 2018, and to re-audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the years ended February 28, 2018 and 2017.

During the fiscal years ended December 31, 2019, December 31, 2018, February 28, 2018 and February 28, 2017, and the subsequent period preceding our engagement of KPMG as our independent registered public accounting firm, we did not consult with KPMG on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

TRANSFER AGENT AND REGISTRAR

The Canadian transfer agent and registrar for our common shares is Odyssey Trust Company at its principal office in Calgary, Alberta. The United States transfer agent and registrar for our common shares is Equity Stock Transfer, LLC at its principal office in New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Alberta. All of our directors and officers, and some of the experts named in this prospectus supplement, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the common shares and warrants offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to Sundial Growers Inc. and the common shares and warrants offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement and accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. Because we are a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q, among other things. However, we currently produce quarterly financial reports and furnish them to the SEC after the end of each of the first three quarters of our fiscal year and file our annual report within four months after the end of our fiscal year. Our annual consolidated financial statements are prepared in accordance with IFRS as issued by the IASB and certified by an independent public accounting firm.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti- manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus supplement and will automatically update and supersede the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below, and any future annual reports on Form 20-F or Form 40-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), until the offering of common shares and warrants under this prospectus supplement is terminated:

•

our annual report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020, including our audited consolidated balance sheets as at December 31, 2019 and December 31, 2018, and the consolidated statements of financial position, loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2019, the ten month period ended December 31, 2018 and the year ended February 28, 2018;

•

our report on Form 6-K furnished to the SEC on April 24, 2020 (Acc. No. 0001564590-20-018564), including our notice of 2020 annual general and special meeting of shareholders and information circulated dated April 20, 2020, for the annual general meeting and special meeting of shareholders held on May 20, 2020, which was included as part of Exhibit 99.1, but excluding Exhibit 99.2 thereto;

•

our condensed unaudited interim consolidated financial statements and notes thereto for the three months ended March 31, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form  6-K furnished to the SEC on May 15, 2020 (Acc. No. 0001279569-20-000791), together with the Management Discussion and Analysis of financial condition and performance for the three months ended March 31, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on May 15, 2020 (Acc. No. 0001279569-20-000791);

•

our condensed unaudited interim consolidated financial statements and notes thereto for the three and six months ended June 30, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form  6-K furnished to the SEC on August 14, 2020 (Acc. No. 0001564590-20-040125), together with the Management Discussion and Analysis of financial condition and performance for the three and six months ended June 30, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form  6-K furnished to the SEC on August 14, 2020 (Acc. No. 0001564590-20-040125);

•

our reports on Form 6-K furnished to the SEC on January 10, 2020, January 30, 2020, April 9, 2020, April 15, 2020, April 24, 2020 (Acc. No.  00001279569-20-000611), May 1, 2020, May  12, 2020, May 15, 2020 (Acc. No.  0001279569-20-000790), May 21, 2020, May  26, 2020, June 1, 2020, June  8, 2020, June 19, 2020, August  13, 2020 and August 14, 2020 (Acc. No. 0001193125-20-219833); and

•	the description of our securities as set forth on Exhibit 2.4 of our annual report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020.

Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at #300, 919 – 11 Avenue SW Calgary, AB T2R 1P3, telephone +1 (403) 948-5227 or on our website at www.sndlgroup.com. The information on our website is not incorporated by reference into this prospectus supplement. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we nor Canaccord has authorized anyone else to provide you with different information.

Neither we nor Canaccord is making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

$100,000,000

Common Shares

Preferred Shares

Warrants

Rights

Units

This prospectus relates to common shares, preferred shares, warrants, rights and units that Sundial Growers Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We refer to the common shares, preferred shares, and any related guarantees, warrants, rights and units collectively as the “securities.” We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common shares are listed for trading on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “SNDL”. On July 30, 2020, the closing sale price of our common shares as reported by Nasdaq was US$0.57. On May 12, 2020, the Company was notified by the Listing Qualifications Department of the Nasdaq that the closing bid price of the Company’s common shares for the last 30 consecutive business days from March 30, 2020 to May 11, 2020 did not meet the minimum bid price of US$1.00 per share as set forth in Nasdaq Listing Rule 5450(a)(1) required for continued listing on Nasdaq (the “minimum bid requirement”). The Company has until December 28, 2020 to regain compliance with the minimum bid requirement. Our shareholders have granted approval to our board of directors to, in its discretion, implement a reverse share split of our common shares (“reverse split”) if then necessary to attempt to comply with the minimum bid requirement. If at any time prior to December 28, 2020, the closing bid price of the Company’s common shares is at least US$1.00 for a minimum of ten consecutive business days, the Company will be considered by Nasdaq to have regained compliance with the minimum bid requirement and the reverse split may not be necessary. No decision has been made yet by our board of directors to implement the reverse split.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of Alberta, that all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 13, 2020

We are responsible for the information contained in this prospectus and in any free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we do not take responsibility for any other information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

i

About this Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, any applicable prospectus supplement and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto, any applicable prospectus supplement and the documents incorporated by reference herein. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Trademarks, Trade Names and Service Marks

We own or otherwise have rights to the trademarks, trade names and service marks, including Top Leaf, Sundial Cannabis, Palmetto, Grasslands and others mentioned in this prospectus or in the documents incorporated by reference herein, used in conjunction with the marketing and sale of our products. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus or the documents incorporated by reference therein without the ® and ™ symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference therein are the property of their respective owners.

Basis of Presentation

Unless otherwise indicated, all references in this prospectus to the “Company”, “Sundial”, “we”, “us”, “our” or similar terms refer to Sundial Growers Inc. and its subsidiaries.

Unless otherwise indicated, all references in this prospectus to “Bridge Farm” refer to Bridge Farm Nurseries Limited, its subsidiaries and, subsequent to August 11, 2017, Project Seed Topco Limited, the parent of Bridge Farm Nurseries Limited. We completed the Bridge Farm Disposition (as defined herein) on June 5, 2020.

Presentation of Financial Information

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Effective for the fiscal year ended December 31, 2018, we changed our fiscal year end from February 28 to December 31. As a result of this change, the figures presented in our consolidated financial statements for the ten months ended December 31, 2018, or the transition period, are not entirely comparable to those for the fiscal years ended February 28, 2018 and 2017. We do not present financial statements for a separate historical period that is comparable to the transition period. Following the transition period, we prepare annual consolidated financial statements for each fiscal year ending December 31, beginning with the fiscal year ending December 31, 2019. References in this prospectus to our “fiscal year ended December 31, 2018” shall mean the ten months ended December 31, 2018.

We publish our consolidated financial statements in Canadian dollars and Bridge Farm has historically published its financial statements in British pound sterling. In this prospectus, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “$”, “C$”, “CDN$”, “CAD$” and “dollars” mean Canadian dollars, all references to “£”, “pounds” and “pound sterling” mean British pound sterling and all references to “US$” and “USD” mean U.S. dollars. Except with respect to U.S. dollar and British pound sterling, amounts presented as contractual terms or as otherwise indicated, all amounts that are presented in U.S. dollars herein have been translated from Canadian dollars solely for convenience at an exchange rate of $1.3373 per US$1.00, which was the daily exchange rate as of July 28, 2020, as reported by the Bank of Canada.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Presentation of Share Information

All references to “shares” or “common shares” in this prospectus refer to the common shares of Sundial Growers Inc., no par value.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our shares, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, and “Unaudited Pro Forma Condensed Consolidated Financial Information”, the section entitled “Risk Factors” in our annual report on Form 20-F or Form 40-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company”, “Sundial”, “we”, “us” and “our” refer to Sundial Growers Inc. and its subsidiaries.

Our Company

Sundial is a licensed producer that grows cannabis using state-of-the-art indoor facilities.

Sundial cultivates cannabis using an individualized “room” approach, in approximately 479,000 square feet of total space.

Sundial’s brand portfolio includes Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value).

Sundial currently produces and markets cannabis products for the Canadian adult-use market. Sundial’s purpose-built indoor modular grow rooms create consistent, highly controlled cultivation environments and are the foundation of the Company’s production of high-quality, strain-specific cannabis products. The Company has established supply agreements with nine Canadian provinces, with approval recently received from Quebec, and has a distribution network that covers 98% of the national recreational industry.

The Company’s primary focus has been on producing and distributing premium inhalable products and brands (flower, pre-rolls and vapes). Upon receiving a licence from Health Canada to sell cannabis oil products, the Company began the sale and distribution of cannabis vape products in December 2019. The Company is currently marketing its adult-use products under its Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value) brands and intends to introduce new products under these brands and other brands as it expands its brand portfolio.

The majority of the Company’s sales in the three months ended March 31, 2020 were to provincial boards; however, Sundial continues to enter into agreements to supply other licensed producers in Canada.

The Company’s planned medical cannabis offerings are supported through its 50% equity interest in Pathway Rx Inc. (“Pathway Rx”) which uses advanced technology and an extensive library of cannabis strains to identify and customize targeted treatments for a wide range of medical conditions. The Company has a license agreement with Pathway RX enabling the Company the use of certain strains for commercial production. See Exhibit 10.1 to the registration statement of which this prospectus forms a part for more information.

In July 2019, the Company acquired Bridge Farm, a grower of ornamental plants and herbs, based in the United Kingdom, with the intention of converting Bridge Farm’s existing facilities to the cultivation, processing and distribution of cannabidiol (CBD) products. On June 5, 2020, the Company completed the Bridge Farm Disposition as described under “—Recent Developments—Sale of Bridge Farm”.

Recent Developments

Sale of Bridge Farm

On May 15, 2020, the Company, as guarantor, and Sundial UK Limited (the “Seller”), a wholly-owned subsidiary of the Company, entered into a share purchase agreement (the “SPA”) with, inter alios, Project Giant Bidco Limited (the “Purchaser”), a company incorporated under the laws of England and Wales, to sell all of the issued and outstanding shares of the Project Seed Topco Limited (the “Target”), which comprises the Company’s business known as Bridge Farm (the “Bridge Farm Disposition”). The SPA also provided for the sale to the Purchaser of loan notes previously issued to the Seller by Project Seed Bidco Limited, a wholly-owned subsidiary of the Target.

The Bridge Farm Disposition closed on June 5, 2020, for total non-cash consideration of approximately $90.0 million.

As consideration for the Bridge Farm Disposition, the Purchaser (i) assumed $45.0 million of debt under Sundial’s $115.0 million Original SAF Credit Agreement (as defined herein), (ii) assumed the contingent consideration liabilities related to the remaining earn-out and additional share obligations under the original Bridge Farm acquisition agreement, dated as of July 2, 2019, and (iii) canceled approximately 2,700,000 Sundial common shares currently held by certain individuals affiliated with the Purchaser. Sundial did not receive any cash consideration in connection with the transaction.

The above does not purport to be a complete description of the SPA or the Bridge Farm Disposition and is qualified in its entirety by reference to the full text of Exhibit 2.1 to the registration statement of which this prospectus forms a part.

Amendment and Restatement of Credit Agreement

The Company entered into a credit agreement dated August 29, 2019 among, inter alia, the Company, as borrower, ATB Financial and other persons party thereto from time to time as lenders (collectively, the “Lenders”), and ATB Financial (the “Agent”), as administrative agent for the Lenders (the “Original First Lien Credit Agreement”).

On June 5, 2020, the Company entered into an amended and restated credit agreement among, inter alios, the Company, as borrower, the Lenders, and the Agent, as administrative agent for the Lenders (the “Amended and Restated Credit Agreement”). Amendments to the Original First Lien Credit Agreement, among other items, included a waiver of the Company’s first quarter 2020 financial covenants, the elimination of financial covenants other than a covenant to maintain minimum cash balance of $2.5 million until December 31, 2020 or later and the addition of a covenant requiring the Company to raise equity capital of at least US$10.0 million by December 1, 2020. Additionally, principal repayments of $2.1 million per quarter have been rescheduled to commence on September 30, 2020.

The above does not purport to be a complete description of the Amended and Restated Credit Agreement and is qualified in its entirety by reference to the full text of Exhibit 10.4 to the registration statement of which this prospectus forms a part.

Restructuring and Novation Agreement

SGI Partnership (the “Original Borrower”), SAF Jackson II LP (the “Creditor”) and the other lenders from time to time party to the credit agreement as lenders (the “SAF Lenders”), and the Creditor, as administrative agent, were party to a credit agreement dated June 27, 2019, as supplemented by a waiver and consent dated August 29, 2019 (as supplemented, the “Original SAF Credit Agreement”).

On June 5, 2020, the Company, and the Creditor, in its capacity as administrative agent, and the SAF Lenders, among others, entered into restructuring and novation agreement (the “Restructuring and Novation Agreement”) pursuant to which, inter alia, (a) the Original Borrower assigned all of the Original Borrower’s right, title and interest in and to, and all benefits of the Original Borrower under, the Original SAF Credit Agreement to the Company, to the extent of $73,227,465.75 of the accommodations outstanding, together with deferred and accrued interest, on the date of such assignment (collectively, the “Parent Obligations Outstanding”) and the Company assumed and agreed to perform and discharge all obligations and liabilities of the Original Borrower under the Original SAF Credit Agreement as if it were the original borrower and party to the Original SAF Credit Agreement to the extent of the Parent Obligations Outstanding; (b) the Original Borrower assigned all of Original Borrower’s right, title and interest in and to, and all benefit of the Original Borrower under, the Original SAF Credit Agreement to the Seller to the extent of $45,000,000 of the accommodations outstanding on the date of such assignment (the “Sundial UK Obligations Outstanding”) and the Seller assumed, and agreed to perform and discharge all the obligations and liabilities of the Original Borrower under the Original SAF Credit Agreement as if it were the original borrower and party to the Original SAF Credit Agreement to the extent of the Sundial UK Obligations Outstanding (the “First Assignment and Assumption”); and (c) immediately following the First Assignment and Assumption, the Seller assigned all of the Seller’s right, title and interest in and to, and all benefits of the Seller under, the Original SAF Credit Agreement to the Purchaser. Pursuant to the extent of the Sundial UK Obligations Outstanding and the Purchaser assumed, and agreed to perform and discharge all the obligations and liabilities of the Seller under the Original SAF Credit Agreement as if it were the original borrower and party to the Original SAF Credit Agreement to the extent of the Sundial UK Obligations Outstanding.

SAF Transaction

On June 5, 2020, in connection with the Restructuring and Novation Agreement, the Company and the Creditor entered into a securities restructuring agreement (the “Securities Restructuring Agreement”) pursuant to which: (i) the Company and the Creditor amended and restated the Parent Obligations Outstanding by issuing a senior second lien convertible note of the Company, in the aggregate principal amount of $73,227,465.75 (the “SAF Convertible Note”), convertible into common shares (subject to strict limitations) issuable pursuant to the terms of the SAF Convertible Note at an initial conversion price of US$1.00 per common share (the “SAF Convertible Note Issuance”), and (ii) in consideration of SAF agreeing to amend and restate the Parent Obligations Outstanding, the Company issued to the Creditor common share purchase warrants to acquire up to 17,500,000 common shares at an exercise price of US$1.00 per warrant and common share purchase warrants to acquire up to 17,500,000 common shares at an exercise price of US$1.20 per warrant (together, the “SAF Warrants”) (the “SAF Warrants Issuance” and together with the SAF Convertible Note Issuance, the “SAF Transaction”). In connection with the issuance of the SAF Convertible Note and SAF Warrants, the Company granted certain registration rights to the Creditor requiring the Company to register the underlying common shares.

The above does not purport to be a complete description of the Securities Restructuring Agreement and is qualified in its entirety by reference to the full text of Exhibit 10.5 to the registration statement of which this prospectus forms a part. See “Description of Other Securities—Description of SAF Transaction”.

Private Placement of New Investor Convertible Notes and New Investor Warrants

On June 5, 2020, and concurrent with the Debt Restructuring Transactions, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors named therein (the “Investors”), providing for the sale of a new series of unsecured senior subordinated convertible notes in the aggregate principal amount of US$18.0 million (the “New Investor Convertible Notes”), convertible into common shares at any time at the option of the holders at an initial conversion price of US$1.00, and common share purchase warrants to acquire up to 14,457,059 common shares at an initial exercise price of US$0.9338 per common share (the “New Investor Warrants”). Proceeds from the sale of the New Investor Convertible Notes, net of original issue discount, placement agents’ fees and other expenses, amount to approximately US$13.3 million, which will be used for general corporate purposes. Cash payments, if any, required to be made under the New Investor Convertible Notes or the New Investor Warrants will be subordinated in certain circumstances to payments under the Amended and Restated Credit Agreement and SAF Convertible Note; however, such cash pay obligations would be senior to any claims of our shareholders. In connection with the issuance of the New Investor Convertible Notes and New Investor Warrants, the Company granted certain registration rights to the investors named in the Securities Purchase Agreement, requiring the Company to register the underlying common shares.

The above does not purport to be a complete description of the Securities Purchase Agreement and is qualified in its entirety by reference to the full text of Exhibit 10.6 to the registration statement of which this prospectus forms a part. See “Description of Other Securities—Description of Private Placement”.

Placement Agent Warrants

Canaccord Genuity LLC (“Canaccord”) and AltaCorp Capital Inc. (“AltaCorp” and, together with Canaccord, the “Placement Agents”) acted as placement agents for the offering of the New Investor Convertible Notes and New Investor Warrants and were each issued common share purchase warrants to acquire up to 540,000 common shares at an exercise price of US$1.00 per common share (collectively, the “Placement Agent Warrants”). Each Placement Agent Warrant also provides for certain registration rights to require us to register the common shares underlying the warrants pursuant to the Securities Act and certain distribution rights under Canadian securities laws. Each of Canaccord and AltaCorp will initially be restricted from exercising their respective Placement Agent Warrants.

The above does not purport to be a complete description of the Placement Agent Warrants and is qualified in its entirety by reference to the full text of Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Corporate Information

Sundial Growers Inc. was incorporated under the Business Corporations Act (Alberta) (the “ABCA”) on August 19, 2006. On July 22, 2019, we filed articles of amendment to effect a 1 to 1.6 share split. We have 8 direct and indirect subsidiaries, all of which are wholly-owned, and a 50% interest in Pathway Rx. On August 1, 2019, our common shares commenced trading on the Nasdaq under the symbol “SNDL”.

Our headquarters, principal executive and registered offices are located at #300, 919 – 11 Avenue SW, Calgary, Alberta, Canada T2R 1P3. Our phone number is +1 (403) 948-5227. Our website is www.sndlgroup.com. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus, and the inclusion of our website address in this prospectus is only for reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below and in our annual report on Form 20-F or Form 40-F for our most recent fiscal year (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Risks Related to the Private Placement of New Investor Convertible Notes and New Investor Warrants and the SAF Transaction

The holders of New Investor Convertible Notes may, at their option, at any time, convert their New Investor Convertible Notes into, or exercise their New Investor Warrants for, common shares based on agreed-upon formulas. The holder of the SAF Convertible Note and SAF Warrants may do the same after the Threshold Date (as defined herein). Any such conversion or exercise will result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of common shares pursuant to the New Investor Convertible Notes and New Investor Warrants and, following the Threshold Date, the SAF Convertible Note and the SAF Warrants. The conversion price for the New Investor Convertible Notes will initially be equal to US$1.00 and is subject to adjustment upon an event of default as well as customary anti-dilution provisions. In addition, beginning on the earlier of the date of effectiveness of this registration statement and September 1, 2020, and on the first day of each calendar month thereafter, the holders will have the right to convert an additional US$4.0 million of aggregate principal amount of New Investor Convertible Notes into our common shares at an alternate optional conversion price as described in “Description of Other Securities—Description of Private Placement—New Investor Convertible Notes—Alternate Optional Conversion”.

We have also issued 14,457,059 New Investor Warrants to the holders of the New Investor Convertible Notes. The New Investor Warrants have an initial exercise price of US$0.9338 per warrant (subject to customary anti-dilution protections) and will expire on the 42-month anniversary of the date on which the shares underlying the New Investor Warrants become freely tradeable. See “Description of Other Securities—Description of Private Placement—New Investor Warrants”.

The holder of the SAF Convertible Note will be able to convert the SAF Convertible Note into common shares at any time after the Threshold Date at certain conversion prices as described in “Description of SAF Transaction—SAF Convertible Note—Conversion”.

We have also issued 35,000,000 SAF Warrants to the holder of the SAF Convertible Note. The warrants are exercisable following the Threshold Date. Half of the SAF Warrants have an initial exercise price of US$1.00 per warrant and half of the SAF Warrants have an initial exercise price of US$1.20 per warrant, in each case subject to customary anti-dilution protections. See “Description of Other Securities—Description of SAF Transaction—SAF Warrants”.

In addition, as part of the placement agent fees payable in connection with the private placement of the New Investor Convertible Notes and New Investor Warrants, we have issued a total of 1,080,000 Placement Agent Warrants to the Placement Agents. See “Prospectus Summary—Recent Developments—Placement Agent Warrants”.

Although we have the option to settle the principal payments on the New Investor Convertible Notes in cash and certain conversion and exercise restrictions are placed upon the holders of the New Investor Convertible Notes, the New Investor Warrants, the SAF Convertible Note, the SAF Warrants and the Placement Agent Warrants, the issuance of material amounts of common shares by us pursuant to the conversion or exercise, as applicable, of these securities would cause our shareholders to experience significant dilution in their investment in our Company.

The New Investor Convertible Notes, the New Investor Warrants, the SAF Convertible Note, the SAF Warrants and the Placement Agent Warrants have anti-dilution provisions triggered by the issuance of our common shares and securities convertible or exercisable for common shares at prices below the then-current conversion price for such notes or the then-current exercise price of such warrants. Any such adjustments would increase the number of common shares issuable upon conversion or exercise of such securities, as the case may be, and increase the dilutive effect of such securities on our current shareholders.

The conversion price for the New Investor Convertible Notes and the SAF Convertible Note will initially be equal to US$1.00. The New Investor Warrants have an initial exercise price of US$0.9338 per warrant, the Placement Agent Warrants and half of the SAF Warrants have an initial exercise price of US$1.00 per warrant and half of the SAF Warrants have an initial exercise price of US$1.20 per warrant. Both the conversion and exercise prices for the securities are subject to reduction upon the issuance of our common shares or securities exercisable or convertible for our common shares at a per share price below the then-current conversion price or exercise price, as applicable. In such event, the conversion prices or exercise prices as applicable, will be reduced in accordance with agreed-upon formulae. As a result of any such adjustment, the number of common shares issuable upon conversion or exercise, as applicable, of the foregoing securities will be increased, which will increase the dilutive effect of such securities on our shareholders.

Any further issuances of our common shares may adversely affect the market price of our common shares.

We are filing this prospectus in accordance with the New Investor Registration Rights Agreement. In connection with the SAF Transaction and the Placement Agent Warrants, we have agreed to file a registration statement with the SEC with respect to the common shares issuable upon conversion or exercise of such notes or warrants, as applicable, following the Threshold Date. In addition, under the Amended and Restated Credit Agreement and the SAF Convertible Note, we have covenanted to raise at least US$10.0 million in new equity capital prior to December 1, 2020, which will have the effect of further diluting our shareholders. If we fail to consummate such an equity capital raise by the applicable deadline, we will be in default under such agreements and securities.

In addition, although the Securities Purchase Agreement, the New Investor Convertible Notes, the Securities Restructuring Agreement and the SAF Convertible Note restrict our ability to issue additional equity and equity-linked securities, we still have the ability to issue a significant number of additional common shares, including pursuant to existing agreements and in connection with employee and director compensation. Any further issuances, or the perception of further issuances, of our common shares or securities convertible or exercisable for our common shares may cause our share price to decline. Furthermore, our share price may be impacted as additional common shares become freely tradeable as the lockup restrictions entered into connection with our initial public offering, including the plan of arrangement in our charter and the lockup extension agreements, fall away.

The Securities Purchase Agreement for the New Investor Convertible Notes and the New Investor Warrants and the Securities Restructuring Agreement for the SAF Convertible Note and the SAF Warrants (as well as such securities themselves) contain representations, warranties and covenants that if breached could require us to make cash payments, further adjust the conversion price or require us to redeem the New Investor Convertible Notes and the SAF Convertible Note in cash. As a result, we may be forced to reduce or cease our operations. In addition, our business, financial condition and results of operations, and the rights of our shareholders, could be materially harmed.

The Securities Purchase Agreement, the New Investor Registration Rights Agreement, and the Securities Restructuring Agreement (as well as the New Investor Convertible Notes, the New Investor Warrants, the SAF Convertible Note and the SAF Warrants themselves) contain representations, warranties and covenants that if breached provide the holders with certain rights, including the right to receive cash payments, the ability to charge interest, the ability to adjust the conversion price or exercise price, as applicable, and/or the ability to require us to redeem the New Investor Convertible Notes and the SAF Convertible Note at a premium. In addition, holders may have the ability to redeem their New Investor Convertible Notes and the SAF Convertible Note for cash at a premium in the event of a Fundamental Transaction (as defined in the New Investor Convertible Notes and the SAF Convertible Note, as applicable), including a Change of Control (as defined in the New Investor Convertible Notes and the SAF Convertible Note, as applicable). We may not have the funds available to make one or more of such payments when due. Even if we do have funds so available, the use of cash to make such payments could adversely affect our ability to fund operations due to the diversion of necessary cash flow to fund payments on the New Investor Convertible Notes and the SAF Convertible Note.

See “Description of Other Securities—Description of Private Placement—New Investor Convertible Notes—Events of Default; Redemption Rights” and “Description of Other Securities—Description of Private Placement—New Investor Convertible Notes—Fundamental Transactions; Change of Control” for a summary of the Investors’ rights in connection with an event of default or Change of Control under the New Investor Convertible Notes. See “Description of Other Securities—Description of SAF Transaction—SAF Convertible Note—Events of Default; Redemption Rights” and “Description of Other Securities—Description of SAF Transaction—SAF Convertible Note—Fundamental Transactions; Change of Control” for a summary of the Creditor’s rights in connection with an event of default or Change of Control under the SAF Convertible Note. Our cash pay obligations to the Investors in connection with our New Investor Convertible Notes upon a Bankruptcy Event of Default (as defined in the New Investor Convertible Notes) would be subordinated to our obligations under the Amended and Restated Credit Agreement and the SAF Convertible Note; however, such cash pay obligations would be senior to any claims of our common shareholders.

The exercise of any of the foregoing rights we may be forced to reduce or cease our operations. In addition, our business, financial condition and results of operations, and the rights of shareholders, could be materially harmed.

The agreements governing our indebtedness, including the Securities Purchase Agreement, the Securities Restructuring Agreement, the Amended and Restated Credit Agreement, the New Investor Convertible Notes and the SAF Convertible Note, contain covenants that reduce our financial flexibility and could impede our ability to operate.

The agreements governing our indebtedness, including the Securities Purchase Agreement and the New Investor Convertible Notes, the Amended and Restated Credit Agreement, the Securities Restructuring Agreement and the SAF Convertible Note, each impose significant operating and financial restrictions on us. These restrictions will limit our and our subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate; and

•	transfer or sell assets.

In addition, such agreements subject us and our subsidiaries to covenants, representations and warranties, and beginning on December 31, 2020, the Amended and Restated Credit Agreement will subject us to various financial and other maintenance covenants.

As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to fund our operations, compete effectively or to take advantage of new business opportunities. For example, the New Investor Convertible Notes, the New Investor Warrants, the SAF Convertible Note and the SAF Warrants prohibit us from engaging in Fundamental Transactions (as defined in such instruments), including specified transactions related to Change of Control (as defined in such instruments), unless the successor entity assumes all of our obligations under such instruments under a written agreement in form and substance satisfactory to, and approved by, the Investors or the Creditor, as applicable. These restrictions could impede a merger, amalgamation, takeover or other business combination involving us or discourage a potential acquiror from making a tender offer for our common shares, which, under certain circumstances, could reduce the market price of our common shares. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. Pursuant to the Amended and Restated Credit Agreement, we recently obtained waivers from our lenders with respect to potential breaches of certain covenants as of March 31, 2020 and a suspension of such covenants until December 31, 2020; however, there is no guarantee that we will be able to obtain similar waivers or suspensions in the future.

Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision.

Furthermore, if we were unable to repay the amounts due and payable under the Amended and Restated Credit Agreement or the SAF Convertible Note, those lenders or investors, as applicable, could proceed against the collateral securing such indebtedness. In the event our lenders or holders of the New Investor Convertible Notes and/or the SAF Convertible Note accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or if we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Risks Related to this Offering and Our Common Shares

Holders of our common shares may be subject to dilution resulting from future offerings of securities hereunder, the conversion or exercise, as applicable, of the New Investor Convertible Notes, the SAF Convertible Note, the New Investor Warrants, the SAF Warrants and the Placement Agent Warrants and the issuance of equity-based compensation by us.

We may raise additional funds in the future pursuant to this registration statement, by issuing common shares, or securities exerciseable or convertible into common shares, including preferred shares, warrants, rights or units comprising two or more of the foregoing securities. Holders of our common shares will have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of securities hereunder is warranted, the price at which such issuance is effected and the other terms of any such future issuance. In addition, additional common shares may be issued by us in connection with the exercise of options and exchange of RSUs and DSUs granted by us or as part of an employee compensation plan or agreement. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our common shares. In addition, the holders of New Investor Convertible Notes may, at their option, at any time, convert their New Investor Convertible Notes into, or exercise their New Investor Warrants for, common shares based on agreed-upon formulas. The holders of the SAF Convertible Note, SAF Warrants and Placement Agent Warrants may do the same after the Threshold Date. Any such conversion or exercise will result in significant dilution to our shareholders. See “—Risks Related to the Private Placement of New Investor Convertible Notes and New Investor Warrants and the SAF Transaction—The holders of New Investor Convertible Notes may, at their option, at any time, convert their New Investor Convertible Notes into, or exercise their New Investor Warrants for, common shares based on agreed-upon formulas. The holder of the SAF Convertible Note and SAF Warrants may do the same after the Threshold Date (as defined herein). Any such conversion or exercise will result in significant dilution to our shareholders” above.

As of July 28, 2020, there were 720,600 stock options and 18,099,206 warrants for the purchase of our common shares outstanding, of which 85,600 stock options and 15,254,272 warrants were vested and exercisable into an aggregate number of 15,339,872 common shares, at weighted average exercise prices of $1.28 and $5.68, respectively. In addition, 2,989,127 restricted share units and 1,347,661 deferred share units were outstanding and exchangeable for an equal number of common shares. In addition, as of July 28, 2020, the outstanding New Investor Convertible Notes were convertible into 17,100,000 common shares (assuming an initial conversion price of US$1.00), the SAF Convertible Note was convertible into 54,757,695 common shares (assuming the current conversion price as of the date of this prospectus and based on the daily exchange rate of $1.3373 per US$1.00 as of July 30, 2020, as reported by the Bank of Canada), the New Investor Warrants were exercisable into 14,457,059 common shares, the SAF Warrants were exercisable into 35,000,000 common shares and the Placement Agent Warrants were exercisable into 1,080,000 common shares.

Any securities issued hereunder will be subordinate to our existing and future indebtedness, including our New Investor Convertible Notes, SAF Convertible Note and indebtedness under the Amended and Restated Credit Agreement, and any common shares issued hereunder will be subordinate to any preferred shares issued hereunder.

Common shares are equity interests in our Company and do not constitute indebtedness. As such, our common shares will rank junior to all indebtedness, including our outstanding New Investor Convertible Notes, SAF Convertible Note and indebtedness under the Amended and Restated Credit Agreement, and other non-equity claims on our Company with respect to assets available to satisfy claims on our Company, including in a liquidation of our Company. Additionally, our board of directors is authorized to issue series of preferred shares without any action on the part of shareholders of our common shares. Holders of our common shares are subject to the prior dividend, liquidation preferences, terms of redemption, conversion rights and voting rights, if any, of any holders of our preferred shares or depositary shares representing such preferred shares then outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

•	our ability to operate on a going concern basis, including our ability to raise future capital through debt or equity financing transactions;

•	our ability to successfully implement our cost and asset optimization initiatives;

•	the continued development and growth of the demand and markets for medical and adult-use cannabis;

•	the maintenance of our existing licences and the ability to obtain additional licences as required;

•	our ability to establish and market our brands within our targeted markets and compete successfully;

•	our ability to produce and market additional products as regulations permit;

•	the number of flowering rooms and combined production capacity therefrom that we expect to have by the end of 2020;

•	our growth strategies, including plans to sell edibles and other forms of cannabis;

•	the timing and the amount of capital expenditures related to the proposed maintenance and expansion of our facilities;

•	the outcome of medical research by our partners and the acceptance of such findings in the medical community;

•	our ability to attract and retain key employees;

•	our ability to manage growth in our business; and

•	our ability to identify and successfully execute strategic partnerships.

Although we base the forward-looking statements contained in this prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus include:

•	our ability to maintain compliance with various financial and other covenants in our debt instruments and avoid events of default;

•	our ability to obtain and maintain financing on acceptable terms to allow us to maintain operations;

•	our ability to implement our operational and liquidity strategies;

•	our ability to optimize our costs by implementing cost-cutting initiatives, deferring capital expenditures and conducting a strategic review of certain facilities;

•	our competitive advantages;

•	the development of new products and product formats for our products that align market demand;

•	the impact of competition;

•	the changes and trends in the cannabis industry;

•	changes in laws, rules and regulations;

•	our ability to maintain and renew required licences;

•	our ability to maintain good business relationships with our customers, distributors and other strategic partners;

•	our ability to keep pace with changing consumer preferences;

•	our ability to protect our intellectual property;

•	our ability to manage and integrate acquisitions;

•	our ability to retain key personnel; and

•	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus and the section entitled “Risk Factors” of our annual report on Form 20-F or Form 40-F for our most recent fiscal year (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K), which is incorporated by reference into this prospectus. Readers of this prospectus are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information”.

This prospectus contains or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in our annual report on Form 20-F or Form 40-F for our most recent fiscal year (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K). These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common shares issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common shares.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of the Company after giving effect to the Bridge Farm Disposition, the Debt Restructuring Transactions and the issuance of the New Investor Convertible Notes, the New Investor Warrants and the Placement Agent Warrants (collectively, the “June 2020 Transactions”).

The unaudited pro forma condensed consolidated statement of financial position as of March 31, 2020 adjusts the historical statement of financial position of the Company, giving effect to the June 2020 Transactions, as if they had been completed on March 31, 2020. Since the June 2020 Transactions occurred subsequent to March 31, 2020, the Company’s historical statement of financial position does not yet include the effects of that divestiture and, therefore, certain pro forma adjustments are necessary to present the unaudited pro forma condensed consolidated statement of financial position.

The unaudited pro forma condensed consolidated statements of loss and comprehensive loss for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the June 2020 Transactions as if they had occurred on January 1, 2019, except as described below.

The following unaudited pro forma condensed consolidated financial information and related notes present the historical financial information of the Company adjusted to give pro forma effect to events that are (i) directly attributable to the June 2020 Transactions, and (ii) factually supportable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the:

•	audited consolidated financial statements of the Company as at and for the year ended December 31, 2019 and the related notes, incorporated by reference in this prospectus.

•	unaudited condensed interim consolidated financial statements of the Company as at and for the three months ended March 31, 2020 and the related notes, incorporated by reference in this prospectus.

The presentation of the unaudited pro forma condensed consolidated financial information is prepared in conformity with Article 11 of Regulation S-X.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the June 2020 Transactions had been completed on the dates indicated. The pro forma adjustments represent management’s best estimate and are based upon currently available information and certain assumptions the Company believes are reasonable under the circumstances. Refer to footnotes to the unaudited pro forma condensed consolidated financial information for more information on the basis of preparation.

Sundial Growers Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

As at March 31, 2020

(amounts presented in CAD thousands)	Historical Sundial Growers Inc.	Pro Forma Adjustments	Notes		Pro Forma Sundial Growers Inc.
Assets
Current assets
Cash and cash equivalents	21,157	(1,676)	a	)	36,923
		(1,480)	b	)
		18,922	d	)
Restricted cash	5,332	—			5,332
Accounts receivable	28,591	(10,268)	a	)	18,323
Biological assets	13,808	(4,456)	a	)	9,352
Inventory	67,588	(888)	a	)	66,700
Prepaid expenses and deposits	8,578	—			8,578

	145,054	154			145,208
Non-current assets
Property, plant and equipment	278,891	(91,752)	a	)	187,139
Intangible assets	43,719	(25,158)	a	)	18,561
Goodwill	11,727	(11,727)	a	)	—

Total assets	479,391	(128,483)			350,908

Liabilities
Current liabilities
Accounts payable and accrued liabilities	73,213	(17,477)	a	)	54,706
		(3,227)	c	)
		2,197	c	)
Current portion of debt	169,785	(37,849)	a	)	6,141
		(73,059)	b	)
		6,141	b	)
		(58,877)	c	)
Current portion of lease obligation	608	(150)	a	)	458
Contingent consideration	35,251	(35,251)	a	)	—

	278,857	(217,552)			61,305

Non-current liabilities
Long term portion of debt	—	65,599	b	)	65,599
SAF Convertible Note	—	68,634	c	)	68,634
New Investor Notes	—	17,287	d	)	17,287
Derivative liabilities – SAF Warrants	—	4,593	c	)	4,593
Derivative liabilities – New Investor Warrants	—	3,158	d	)	3,158
Derivative liabilities – Placement Agent Warrants	—	835	d	)	835
Lease obligations	16,561	(15,368)	a	)	1,193
Deferred tax liabilities	3,219	(3,219)	a	)	—

	298,637	(76,033)			222,604

(amounts presented in CAD thousands)	Historical Sundial Growers Inc.	Pro Forma Adjustments	Notes		Pro Forma Sundial Growers Inc.
Equity
Share capital	510,314	(2,452)	a	)	507,862
Warrants	27,831	—			27,831
Contributed surplus	31,378	—			31,378
Contingent consideration	2,279	—			2,279
Accumulated deficit	(404,233)	(25,600)	a	)	(445,672)
		(161)	b	)
		(13,320)	c	)
		(2,358)	d	)
Accumulated other comprehensive income	8,559	(8,559)	a	)	—

	176,128	(52,450)			123,678

Non-controlling interest	4,626	—			4,626

Total liabilities and equity	479,391	(128,483)			350,908

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position.

Sundial Growers Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

(all amounts presented in $CAD thousands unless otherwise noted)

a)

On June 5, 2020, the Company closed the Bridge Farm Disposition which included the sale all of the issued and outstanding shares of Bridge Farm. As consideration for the Bridge Farm Disposition, the Purchaser assumed $45 million of debt under Sundial’s existing $115 million Original SAF Credit Agreement, the contingent consideration liabilities related to the remaining earn-out and additional share obligations assumed under the original Bridge Farm acquisition agreement, dated as of July 2, 2019, and the cancellation of approximately 2,700,000 of Sundial common shares held by certain members of the Purchaser. Sundial did not receive any cash consideration in connection with the transaction. Pro forma adjustment represents the estimated net loss on the Bridge Farm Disposition:

CAD thousands
Book value of assets acquired by the buyer	(145,925)
Book value of liabilities assumed by the buyer	109,314
Fair value of cancelled common shares	2,452
Reclassification of foreign currency translation reserve	8,559

Estimated loss on disposal	(25,600)

b)

Pro forma adjustment represents the modification of the Original First Lien Credit Agreement whereby the carrying amount of the Original First Lien Credit Agreement will be revised to reflect the new cashflows under the Amended and Restated First Lien Credit agreement discounted by the effective interest rate on the Original First Lien Credit Agreement resulting in a modification loss. Directly attributable transaction costs, estimated at $1.5 million, incurred upon modifying the loan are capitalized as debt issue costs resulting in a revised book value of $71.7 million of which $6.1 million is classified as a current liability and the remaining $65.6 million is classified as a long term liability:

CAD thousands
Book value of Original First Lien Credit Agreement	73,059
Book value of Amended and Restated Credit Agreement	(71,740)
Transaction costs	(1,480)

Estimated modification loss	(161)

c)

Pro forma adjustment represents the derecognition of the remaining book value associated with the $70 million of aggregate principal amount outstanding under the Original SAF Credit Agreement plus $3.2 million in accrued interest outstanding under the Original SAF Credit Agreement which was exchanged for the issuance of $73.2 million aggregate principal amount of the SAF Convertible Note and 35 million SAF warrants resulting in a loss on extinguishment of debt. The fair value of the SAF Convertible Note inclusive of the conversion feature has been estimated to be $68.6 million and the associated fair value of the SAF Warrants has been estimated to be $4.6 million. The SAF Convertible Note has been designated to be measured as at fair value through profit or loss in these pro forma financial statements. These are provisional amounts subject to change:

CAD thousands
Book value of remaining Original SAF Credit Agreement	58,877
Book value of accrued interest	3,227
Fair value of SAF Convertible Note	(68,634)
Fair value of SAF Warrants	(4,593)
Estimated transaction costs	(2,197)

Estimated loss on extinguishment of debt	(13,320)

d)

Pro forma adjustment represents the issuance of US$18.0 million aggregate principal amount of New Investor Convertible Notes and issuance of 14.5 million New Investor Warrants and 1.1 million Placement Agent Warrants less the original discount of US$3.0 million (CAD$4.3 million) and expensed transaction fees of US$1.1 million (CAD$2.4 million) for net cash proceeds of US$13.3 million (CAD$18.9 million). The fair value of the New Investor Convertible Notes inclusive of the conversion feature has been estimated as $17.3 million and the associated fair value of the New Investor Warrants and Placement Agent Warrants estimated as $3.2 million and $0.8 million, respectively. The New Investor Convertible Notes have been designated to be measured as at fair value through profit or loss in these pro forma financial statements. These are provisional amounts subject to change.

Sundial Growers, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss

Three months ended March 31, 2020

(Amounts presented in CAD thousands)	Historical Sundial Growers Inc.	Pro forma adjustments	Notes		Pro Forma Sundial Growers Inc.
Revenue
Gross revenue	25,621	(9,031)	a	)	16,590
Excise taxes	2,584	—			2,584

Net revenue	23,037	(9,031)			14,006
Cost of sales	20,489	(6,982)	a	)	13,507
Inventory obsolescence	7,715	—			7,715

Gross margin before fair value adjustments	(5,167)	(2,049)			(7,216)
Change in fair value of biological assets	7,083	(668)	a	)	6,415
Change in fair value realized through inventory	(9,692)	—			(9,692)

Gross margin	(7,776)	(2,717)			(10,493)
General and administrative	14,393	(3,785)	a	)	10,608
Sales and marketing	2,280	(488)	a	)	1,792
Research & development	307	—			307
Depreciation and amortization	2,247	(1,590)	a	)	657
Foreign exchange loss/(gain)	170	(1,724)	a	)	(1,554)
Share based compensation	1,236	—			1,236
Restructuring costs	2,719	—			2,719
Asset impairment	5,659	—			5,569

Loss from operations	(36,787)	4,870			31,917

Transaction costs	(1,101)	—			(1,101)
Finance costs	(6,174)	192	a	)	(1,748)
		(292)	b	)
		4,526	c	)
Gain on disposal of property, plant and equipment	610	—			610
Change in fair value of contingent consideration	(761)	761	a	)	—

Loss before tax	(44,213)	10,057			(34,156)
Income tax recovery	230	(230)	a	)	—

Net loss	(43,983)	9,827			(34,156)
Gain on currency translation of foreign operations	1,693	(1,693)	a	)	—

Comprehensive loss	(42,290)	8,134			(34,156)

Basic and diluted loss per share	$(0.41)		e	)	$(0.33)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss.

Sundial Growers, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss

Year ended December 31, 2019

(Amounts presented in CAD thousands)	Historical Sundial Growers Inc.	Pro forma adjustments	Notes		Pro Forma Sundial Growers Inc.
Revenue
Gross revenue	79,225	(12,928)	a	)	66,927
Excise taxes	3,365	—			3,365

Net revenue	75,860	(12,298)			63,562
Cost of sales	56,147	(9,426)	a	)	46,721

Gross margin before fair value adjustments	19,713	(2,872)			16,841
Change in fair value of biological assets	30,726	(386)	a	)	30,340
Change in fair value realized through inventory sold	(10,685)	—			(10,685)

Gross margin	39,754	(3,258)			36,496
General and administrative	44,449	(5,515)	a	)	38,934
Sales and marketing	8,888	(820)	a	)	8,068
Research & development	2,410	—			2,410
Depreciation and amortization	4,077	(3,482)	a	)	595
Foreign exchange loss/(gain)	(840)	1,779	a	)	939
Share based compensation	39,524	—			39,524
Asset impairment	162	—			162
Goodwill impairment	100,305	(100,305)	a	)	—

Loss from operations	(159,221)	105,085			(54,136)

Transaction costs	(10,069)	1,588	a	)	(8,481)
Finance costs	(28,198)	417	a	)	(34,900)
		(552)	b	)
		(4,209)	c	)
		(2,358)	d	)
Loss on financial obligation	(60,308)	—			(60,308)
Gain on disposal of property, plant and equipment	21	(13)	a	)	8
Loss on disposal of Bridge Farm	—	(25,600)	a	)	(25,600)
Change in fair value of contingent consideration	(18,645)	18,645	a	)	—
Change in fair value of investment	165	(165)	a	)	—

Loss before tax	(276,265)	92,838			(183,417)
Income tax recovery	4,626	(1,017)	a	)	3,609

Net loss	(271,629)	91,821			(179,808)
Gain on currency translation of foreign operations	6,866	(6,866)	a	)	—

Comprehensive loss	(264,763)	84,955			(179,808)

Basic and diluted loss per share	$(3.17)		e	)	$(2.17)

See accompanying Notes to the Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss.

Sundial Growers Inc.

Notes to Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss

a)

Pro forma adjustments are to reflect the loss associated with Bridge Farm Disposition and remove historical activity related to Bridge Farm as recorded within the condensed consolidated statement of loss and comprehensive loss for the three months ended March 31, 2020 and the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019, respectively.

b)

Pro forma adjustments are to remove accretion on the Original First Lien Credit Agreement as recorded within the condensed consolidated statement of loss and comprehensive loss for the three months ended March 31, 2020 and the consolidated statement of loss and comprehensive loss for year ended December 31, 2019, respectively, and to record estimated accretion incurred in relation to the Amended and Restated First Lien Credit Agreement for the same respective periods. The pro forma adjustments also reflect the estimated loss on modification of debt within the year ended December 31, 2019:

	Three months ended March 31, 2020	Year ended December 31, 2019
Removal of accretion on Original First Lien Credit Agreement	168	223
Estimated accretion on Amended and Restated First Lien Credit agreement	(460)	(614)
Estimated modification loss	—	(161)

	(292)	(552)

c)

Pro forma adjustments are to remove accretion and interest on the Original SAF Credit Agreement as recorded within the condensed consolidated statement of loss and comprehensive loss for the three months ended March 31, 2020 and the consolidated statement of loss and comprehensive loss for year ended December 31, 2019, respectively, and to record the estimated loss on extinguishment in relation to the SAF Transaction. There have been no pro forma adjustments to reflect the estimated change in fair value of the SAF Convertible Note and SAF Warrants for these periods as the market condition in which these agreements were negotiated were not reflective of the market conditions in place during the periods presented:

	Three months ended March 31, 2020	Year ended December 31, 2019
Removal of accretion on Original SAF Credit Agreement	1,723	3,397
Removal of interest on Original SAF Credit Agreement	2,803	5,714
Estimated loss on extinguishment	—	(13,320)

	4,526	(4,209)

d)

Pro forma adjustments are to record the estimated transaction costs of $2.4 million incurred in relation to the issuance of US$18.0 million New Investor Convertible Notes and the issuance of the New Investor Warrants and Placement Agent Warrants. There have been no pro forma adjustments to reflect the estimated change in fair value of the New Investor Convertible Notes. New Investor Warrants and Placement Agent Warrants for these periods as the market condition in which these agreements were negotiated were not reflective of the market conditions in place during the periods presented.

e)

Pro forma adjustments are to reflect the cancellation of 2.7 million shares in the calculation of the weighted average shares outstanding to determine the impact of the pro forma adjustments on basic and diluted loss per share for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively:

	Three months ended March 31, 2020	Year ended December 31, 2019
Weighted average shares for the period	107,320	85,750
Cancellation of shares	(2,700)	(2,700)

Pro forma adjusted weighted average shares for the period	104,620	83,050

Pro forma adjusted net loss	(34,156)	(179,808)
Pro forma adjusted basic and diluted loss per share	$(0.33)	$(2.17)

DESCRIPTION OF COMMON SHARES WE MAY OFFER

Set forth below is a summary of certain information concerning our share capital and the general terms and conditions of the common shares we may offer. The summary below contains only material information concerning our share capital, common shares and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and applicable Alberta law.

We may offer our common shares, including common shares issuable upon the conversion of preferred shares and upon the exercise of warrants.

Authorized Capital

We are authorized to issue an unlimited number of common shares, no par value, of which, as of July 28, 2020, 106,142,715 are issued and outstanding as fully paid and non-assessable.

Dividends

The holders of common shares are entitled to receive any dividend declared by the Company on the common shares, provided that the Company shall be entitled to declare dividends on any other classes of shares without being obliged to declare dividends on the common shares. Sundial is authorized to issue an unlimited number of preferred shares, issuable in series, none of which are issued and outstanding as of the date hereof. With respect to the payment of dividends, the Company’s preferred shares, if issued, would be entitled to preference over the common shares.

Voting Rights

The holders of common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Rights Upon Dissolution

Subject to the rights, privileges, restrictions and conditions attaching to any other class of the Company’s shares, the holders of the common shares are entitled to share equally in such of the Company’s property as is distributable to the holders of common shares. With respect to the distribution of assets or the return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, any preferred shares, if issued, would be entitled to preference over the common shares.

Limitations on Liability and Indemnification of Directors and Officers

Under the ABCA, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor (in the absence of court approval in respect of costs, charges and expenses), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer of the Company, or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor and the individual’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative proceeding in which the individual is made a party by reason of being a director or officer of the Company or another body corporate. The ABCA also provides that we may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding.

However, indemnification is prohibited under the ABCA unless the individual:

•	acted honestly and in good faith with a view to our best interests; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify, to the fullest extent permitted by the ABCA, each of our current or former directors and each person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate) and the individual’s heirs and legal representatives, against all costs, charges and expenses, including, without limitation, any amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain such insurance for the benefit of our directors and officers as our board of directors may determine from time to time.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Registration Rights

For a discussion of the registration rights agreement with our former Executive Chairman Edward Hellard, see “Major Shareholders and Related Party Transactions—Related Party Transactions—Agreements with Directors and Officers—Registration Rights Agreement” in our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 31, 2020 and Exhibit 4.2 to the registration statement of which this prospectus forms a part.

In connection with the SAF Transaction, the Company entered into a registration rights agreement to provide the Creditor and its permitted assigns (i) certain rights to require the Company to register the common shares underlying the SAF Convertible Note and the SAF Warrants under the Securities Act and applicable state securities laws and (ii) certain distribution rights under Canadian securities laws. See “Description of SAF Transaction—Registration Rights Agreement”.

In connection with such sale of the New Investor Convertible Notes and New Investor Warrants, the Company also entered into the New Investor Registration Rights Agreement to provide the holders of the New Investor Convertible Notes and the New Investor Warrants certain rights to require the Company to register the common shares underlying the New Investor Convertible Notes and the New Investor Warrants under the Securities Act. We are filing this prospectus in accordance with the New Investor Registration Rights Agreement. See “Description of Private Placement—Registration Rights Agreement”.

Pursuant to the terms of the Placement Agent Warrants as described under “Prospectus Summary—Recent Developments—Placement Agent Warrants”, the Company provided the Placement Agents (i) certain rights to require the Company to register the common shares underlying the Placement Agent Warrants under the Securities Act and applicable state securities laws and (ii) certain distribution rights under Canadian securities laws.

DESCRIPTION OF PREFERRED SHARES WE MAY OFFER

Set forth below is a summary of certain information concerning the general terms and conditions of the preferred shares we may offer. The summary below contains only material information concerning the preferred shares we may offer and does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and applicable Alberta law.

The specific terms of any series of preferred shares will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred shares we issue will be governed by our articles of incorporation.

Authorized Preferred Shares

We are authorized to issue an unlimited number of preferred shares, issuable in series, none of which are issued and outstanding as of the date hereof. Each series of preferred shares shall consist of such number of shares and having such designation, rights, privileges, restrictions and conditions as may be determined by our board of directors prior to the issuance thereof. Holders of preferred shares, except as otherwise provided in the terms specific to a series of preferred shares or as required by law, will not be entitled to vote at meetings of holders of shares.

Specific Terms of a Series of Preferred Shares

The preferred shares we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred shares to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred shares will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred shares will have priority over our common shares with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred shares could rank senior, equal or junior to our other series of preferred shares, as may be specified in a prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of preferred shares shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred shares will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred shares may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement. If any cumulative dividends or amounts payable on the return of capital in respect of a series of preferred shares are not paid in full, all series of preferred shares shall participate ratably in respect of accumulated dividends and accumulated capital.

Convertibility

Shares of a series of preferred shares may be exchangeable or convertible into our common shares, another series of preferred shares or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred shares being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which preferred shares of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of each series of preferred shares will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred shares with respect to liquidation, including our common hares. If the liquidation amounts payable relating to the preferred shares of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred shares of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred shares of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred shares of that series will receive nothing. Holders of our preferred shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred shares of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred shares, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of preferred shares of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series’

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely

No Other Rights

The shares of a series of preferred shares will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our articles of incorporation; or

•	as otherwise required by law.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. and Canadian federal income tax and Employee Retirement Income Security Act of 1974 considerations.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred shares or common shares, holders of the warrants will not have any of the rights of holders of the debt securities, preferred shares or common shares purchasable upon exercise.

As of July 28, 2020, there were 18,099,206 warrants for the purchase of our common shares outstanding, of which 15,254,272 15,339,872 warrants were vested and exercisable into an equal number of common shares, at a weighted average exercise price of $5.68. In addition, as of July 30, 2020, the New Investor Warrants were exercisable into 14,457,059 common shares, the SAF Warrants were exercisable into 35,000,000 common shares and the Placement Agent Warrants were exercisable into 1,080,000 common shares.

DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase our debt securities, common shares, preferred shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;

•	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for the underlying debt securities, common shares, preferred shares or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common shares, preferred shares or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•

the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire; the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Common Shares We May Offer” and “— Description of Preferred Shares We May Offer” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units composed of any combination of our common shares, preferred shares and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Common Shares We May Offer,” “Description of Preferred Shares We May Offer” and “Description of Warrants We May Offer” above, will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF OTHER SECURITIES

Description of Private Placement

On June 5, 2020, and concurrent with the Debt Restructuring Transactions, the Company entered into the Securities Purchase Agreement with the Investors, providing for the sale of the New Investor Convertible Notes in the aggregate principal amount of US$18,000,000, convertible into common shares at any time at the option of the holders at an initial conversion price of US$1.00, and the New Investor Warrants to acquire up to 14,457,059 common shares at an initial exercise price of US$0.9338 per common share. Proceeds from the sale of the New Investor Convertible Notes, net of original issue discount, placement agents’ fees and other expenses, amount to approximately US$13.3 million, which will be used for general corporate purposes. Cash payments, if any, required to be made under the Securities Purchase Agreement, the New Investor Convertible Notes, the New Investor Warrants and the New Investor Registration Rights Agreement will be subordinated in certain circumstances to payments under the Amended and Restated Credit Agreement and SAF Convertible Note; however, such cash pay obligations would be senior to any claims of our shareholders.

New Investor Convertible Notes

The New Investor Convertible Notes were issued to the Investors on June 5, 2020 and mature on June 5, 2022 (subject to extension in certain circumstances, including bankruptcy and other events of default). The following is a brief summary of the terms of the New Investor Convertible Notes:

Interest

The New Investor Convertible Notes do not bear interest, except upon the occurrence (and during the continuance) of a Triggering Event (as defined in the New Investor Convertible Notes), in which case the New Investor Convertible Notes will accrue interest at the rate of 18.0% per annum. See “—Events of Default; Redemption Rights” below.

Conversions

General

The New Investor Convertible Notes are convertible, at the option of the Investors, into common shares at an initial conversion price of US$1.00. The conversion price is subject to full ratchet antidilution protection upon any subsequent transaction at a price lower than the conversion price then in effect and standard adjustments in the event of any share split, share dividend, share combination, recapitalization or other similar transaction. If we issue, sell or enter into any agreement to issue or sell, any variable rate securities, the Investors have the additional right to substitute the variable price (or formula) of such securities for the conversion price.

Alternate Optional Conversion

Beginning on the earlier of the date of effectiveness of this registration statement and September 1, 2020, and on the first day of each calendar month thereafter, the Investors will have the right to convert up to US$4.0 million of aggregate principal amount of New Investor Convertible Notes into our common shares at an alternate optional conversion price equal to the lower of (i) the applicable conversion price as in effect on such conversion date and (ii) the greater of (x) US$0.1624 and (y) 88% of the lowest volume-weighted average price (“VWAP”) of our common shares during the five consecutive trading day period ending and including the date of the delivery of the applicable conversion notice with respect to such conversion.

Alternate Conversion upon Triggering Event

If a Triggering Event has occurred under the New Investor Convertible Notes, the holders may elect to alternatively convert the New Investor Convertible at an alternate triggering conversion price equal to the lower of (i) the then-current conversion price and(ii) the greater of (x) US$0.1624 and (y) 80% of the lowest VWAP of the common shares during the eight consecutive trading day period ending and including the date of the delivery of the applicable conversion notice (the “Alternate Triggering Event Conversion Price”).

Conversion Limitation

The Investors will not have the right to convert any portion of the New Investor Convertible Notes, to the extent that, after giving effect to such conversion, such Investor (together with certain related parties) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.

Events of Default; Redemption Rights

The New Investor Convertible Notes include certain customary events of default. If an Event of Default (other than a Bankruptcy Event of Default (as defined in the New Investor Convertible Notes)) were to occur, the holders may require all or any portion of the New Investor Convertible Notes to be redeemed by the Company at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) a redemption premium of 125% and (ii) the product of (X) the then-current conversion rate multiplied by (Y) the product of (1) a redemption premium of 125% multiplied by (2) the greatest closing sale price of the common shares on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the trading day immediately prior to the date on which the Company makes the entire payment required to be made.

In addition, if a Bankruptcy Event of Default were to occur, the New Investor Convertible Notes would automatically become immediately due and payable in cash in an amount equal to all outstanding principal, accrued and unpaid interest and unpaid late charges thereon multiplied by a redemption premium of 125%.

Fundamental Transactions; Change of Control

The New Investor Convertible Notes prohibit us from entering into Fundamental Transactions (as defined in the New Investor Convertible Notes), including specified transactions involving a Change of Control (as defined in the New Investor Convertible Notes), unless the successor entity assumes all of our obligations under the New Investor Convertible Notes under a written agreement, satisfactory in form and substance to, and approved by, the Investors, before the transaction is completed.

In connection with a Change of Control, the Investors may require us to redeem in cash all or any portion of the New Investor Convertible Notes. The redemption price will equal the greatest of (i) 125% of the outstanding principal of the New Investor Convertible Notes to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 125% of the market value of the shares of our common stock underlying the New Investor Convertible Notes, as determined in accordance with the terms of the New Investor Convertible Notes, and (iii) 125% of the aggregate cash consideration that would have been payable in respect of the common shares underlying the New Investor Convertible Notes, as determined in accordance with the terms of the New Investor Convertible Notes.

Covenants

Pursuant to the New Investor Convertible Notes, we are subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Company’s Right of Optional Redemption

At any time after the later of (i) the date the New Investor Convertible Notes become freely tradeable and (ii) the date no Equity Conditions Failure (as defined in the New Investor Convertible Notes) exists, we may redeem all (but not less than all) of the New Investor Convertible Notes outstanding, including accrued and unpaid interest and unpaid late charges thereon, at a price equal to 125% of the greater of (i) the amount to be redeemed, and (ii) the product of (1) the then-applicable conversion rate and (2) the greatest closing sale price of the common shares on any trading day during the period commencing on the date immediately preceding the date of the redemption notice and ending on the trading day immediately prior to the date of redemption.

New Investor Warrants

The New Investor Warrants were issued to the Investors on June 5, 2020, are immediately exercisable, and expire 42 months from the date that the underlying common shares become freely tradeable. The following is a brief summary of the terms of the New Investor Warrants:

Exercise Price

The New Investor Warrants will initially be exercisable at an exercise price of US$0.9338 per common share, subject to adjustment as provided in “—Adjustments” below. The New Investor Warrants may be exercised for cash or, at the option of the holder, on a cashless basis if, after the six-month anniversary of the issuance date of the New Investor Warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the common shares underlying the New Investor Warrants.

Adjustments

The exercise price is subject to full ratchet antidilution protection upon any subsequent transaction at a price lower than the exercise price then in effect and standard adjustments in the event of any share split, share dividend, share combination, recapitalization or other similar transaction. Upon any adjustment to the exercise price, the number of common shares that may be purchased upon exercise of the New Investor Warrants will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of common shares issuable upon warrant exercise will be the same as the aggregate exercise price in effect immediately prior to such adjustment. If we issue, sell or enter into any agreement to issue or sell, any variable rate securities, the Investors have the additional right to substitute the variable price (or formula) of such securities for the exercise price.

Exercise Limitations

The New Investor Warrants may not be exercised if, after giving effect to the exercise, the Investors (together with certain related parties), would beneficially own in excess of 9.99% of our common shares outstanding immediately after giving effect to the issuance of such common shares upon exercise.

Fundamental Transactions; Change of Control

The New Investor Warrants prohibit us from entering into Fundamental Transactions (as defined in the New Investor Warrants), including specified transactions involving a Change of Control (as defined in the New Investor Warrants), unless the successor entity assumes all of our obligations under the New Investor Warrants under a written agreement, satisfactory in form and substance to, and approved by, the Investors, before the transaction is completed.

In connection with a Change of Control, we or a successor entity (as the case may be) may be required to redeem or exchange, as applicable, the New Investor Warrants for consideration equal to the Black Scholes

Value (as defined in the New Investor Warrants) of such portion of the New Investor Warrants subject to exchange. We may, at our election, pay such consideration either (i) in cash or (ii) in the same form of consideration as was paid to the shareholders in such Change of Control transaction.

Registration Rights Agreement

Pursuant to the New Investor Registration Rights Agreement, we have granted certain registration rights to the Investors. The New Investor Registration Rights Agreement requires us to file a registration statement covering the resale of the common shares underlying the New Investor Convertible Notes and New Investor Warrants within 30 days and to have the registration statement declared effective within 90 days of after the date of the Securities Purchase Agreement. It also grants the Investors customary “piggyback” registration rights. If we fail to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, we will pay certain Registration Delay Payments (as defined in the New Investor Registration Rights Agreement) to such noteholders.

Securities Purchase Agreement

The Securities Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Securities Purchase Agreement, we also agreed to the following additional covenants:

•

During the period commencing on the issuance date of the New Investor Convertible Notes through and including the 30th trading day after the earlier to occur of (i) the first date on which this registration statement is declared effective by the SEC, or (ii) the first date on which all of the common shares being offered hereby are eligible to be resold by the Investors pursuant to Rule 144, we may not issue, offer, sell or grant any equity or equity-linked security, subject to certain limited exceptions.

•

So long as the New Investor Convertible Notes remain outstanding, we will not effect or enter an agreement to effect any variable rate transaction (other than the SAF Transaction and the Placement Agent Warrants).

In addition, we granted the Investors participation rights in future equity and equity-linked offerings of securities during the two years after the closing in an amount of up to 30% of the securities being sold in such offerings.

In addition, the Securities Purchase Agreement, the New Investor Convertible Notes, the New Investor Warrants and the New Investor Registration Rights Agreement may require us to make certain cash payments to the Investors in the event we fail to deliver unrestricted common shares upon conversion or exercise, as applicable, and in certain other circumstances. Any such cash payments will be subordinated in certain circumstances to payments under the Amended and Restated Credit Agreement and SAF Convertible Note; however, such cash pay obligations would be senior to any claims of our shareholders.

The foregoing summary is not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of such agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

The above does not purport to be a complete description of the Securities Purchase Agreement, the New Investor Convertible Notes, the New Investor Warrants and the New Investor Registration Rights Agreement and is qualified in its entirety by reference to the full text of Exhibit 10.6 to the registration statement of which this prospectus forms a part.

Description of SAF Transaction

On June 5, 2020, in connection with the Securities Restructuring Agreement: (i) the Company and the Creditor amended and restated the Parent Obligations Outstanding by issuing the SAF Convertible Note, in the aggregate principal amount of $73,227,465.75, convertible into common shares (subject to strict limitations) issuable pursuant to the terms of the SAF Convertible Note at an initial conversion price of US$1.00 per common share, and (ii) in consideration of SAF agreeing to amend and restate the Parent Obligations Outstanding, the Company issued to the Creditor the SAF Warrants to acquire up to 17,500,000 common shares at an exercise price of US$1.00 per warrant and common share purchase warrants to acquire up to 17,500,000 common shares at an exercise price of US$1.20 per warrant.

SAF Convertible Note

General

The SAF Convertible Note was issued to the Creditor on June 5, 2020 and matures on June 5, 2022 (subject to extension in certain circumstances, including bankruptcy and outstanding events of default). The following is a brief summary of the terms of the SAF Convertible Note:

Interest

The SAF Convertible Note does not bear interest, except upon the occurrence (and during the continuance) of a Triggering Event (as defined in the SAF Convertible Note), in which case the SAF Convertible Note will accrue interest at the rate of 3.0% per annum. See “—Events of Default; Redemption Rights” below.

Ranking; Guarantees; Collateral

The SAF Convertible Note is a senior obligation of the Company and the guarantors thereto. The Company’s obligations under the SAF Convertible Note are guaranteed by each of the Company’s Material Subsidiaries (as defined in the SAF Convertible Note). The SAF Convertible Note is secured by a second priority perfected lien in the assets and property of the Company and the guarantors that secure the Amended and Restated Credit Agreement.

Conversion

General

The holder of the SAF Convertible Note will be able to convert the SAF Convertible Note into common shares at any time after the earlier of (x) the date upon which the indebtedness outstanding under the New Investor Convertible Notes is less than a certain amount and (y) February 1, 2021 (a date so determined, the “Threshold Date”). The SAF Convertible Note is convertible at an initial conversion price of US$1.00, subject to full ratchet antidilution protection upon any subsequent transaction at a price lower than the conversion price then in effect and standard adjustments in the event of any share split, share dividend, share combination, recapitalization or other similar transaction. If we issue, sell or enter into any agreement to issue or sell, any variable rate securities, the Creditor has the additional right to substitute the variable price (or formula) of such securities for the conversion price. The Company may prepay any portion of the outstanding principal, accrued and unpaid interest on principal and interest, if any, at any time prior to the maturity date of the SAF Convertible Note in its sole discretion subject to the intercreditor agreement among the agent for the Amended and Restated Credit Agreement, the Creditor and the Company and certain of its subsidiaries.

Alternate Optional Conversion

Beginning on the Threshold Date, and on the first day of each calendar month thereafter, the holder will have the right to convert an additional US$10.0 million of aggregate principal amount of the SAF Convertible Note into our common shares at an alternate optional conversion price equal to the lower of (i) the then-current conversion price, and (ii) the greater of (x) US$0.1624 and (y) 92% of the VWAP of our common shares during the eight consecutive trading day period ending and including the date of the delivery of the applicable conversion notice with respect to such conversion.

Alternate Conversion upon Triggering Event

Following the Threshold Date, if a Triggering Event (as defined in the SAF Convertible Note) were to occur, the holder may elect to alternatively convert the SAF Convertible Note at an alternate triggering conversion price equal to the lower of (i) the then-current conversion price, and (ii) the greater of (x) US$0.1624 and (y) 92% of the VWAP of our common shares during the eight consecutive trading day period ending and including the date of the delivery of the applicable conversion notice with respect to such conversion.

Conversion Limitation

The holder will not have the right to convert any portion of the SAF Convertible Note, to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 9.99% (after taking into account any other holdings) of our common shares outstanding immediately after giving effect to such conversion.

Events of Default; Redemption Rights

If an Event of Default (as defined in the SAF Convertible Note) (other than a Bankruptcy Event of Default (as defined in the SAF Convertible Note)) were to occur, the holder may require all or a portion of the SAF Convertible Note to be redeemed by the Company at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) a redemption premium of 103% (to be increased, in certain circumstances, to 115%) (the “SAF Redemption Premium”) and (ii) the product of (X) the then-current conversion rate multiplied by (Y) the product of (1) the SAF Redemption Premium multiplied by (2) the greatest closing sale price of the common shares on any trading day during the period commencing on the date immediately preceding such event of default and ending on the trading day immediately prior to the date on which the Company makes the entire payment required to be made.

In addition, if a Bankruptcy Event of Default (as defined in the SAF Convertible Note) were to occur, the SAF Convertible Note would automatically become immediately due and payable in cash in an amount equal to all outstanding principal and interest multiplied by the SAF Redemption Premium, in addition to any and all other amounts due thereunder.

Fundamental Transactions; Change of Control

The SAF Convertible Note prohibits us from entering into Fundamental Transactions (as defined in the SAF Convertible Note), including specified transactions involving a Change of Control (as defined in the SAF

Convertible Note), unless the successor entity assumes all of our obligations under the SAF Convertible Note under a written agreement, satisfactory in form and substance to, and approved by, the Creditor, before the transaction is completed.

In connection with a Change of Control, the holder may require us to redeem all or any portion of the SAF Convertible Note. The redemption price per share will equal the greatest of (i) 103% (the “SAF Change of Control Premium”) of the outstanding principal of the SAF Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) the product of (x) the SAF Change of Control Premium and (y) the market value of our common shares underlying the SAF Convertible Note, as determined in accordance with the terms of the SAF Convertible Note, and (iii) the product of (x) the SAF Change of Control Premium and (y) the aggregate cash consideration that would have been payable in respect of the common shares underlying the SAF Convertible Note, as determined in accordance with the terms of the SAF Convertible Note. If the Change of Control occurs within 12 months of the issue date of the SAF Convertible Note and, at the time of delivery of the redemption notice related to such Change of Control, the Redemption Market Price (as defined in the SAF Convertible Note) is below the then-current exercise price of the SAF Warrants, the SAF Change of Control Redemption Premium will increase to 115%.

Covenants

We are subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

SAF Warrants

The SAF Warrants were issued to the Creditor on June 5, 2020 and expire 36 months from the date of issuance. The holder of the SAF Warrants will be able to exercise the SAF Warrants at any time after the Threshold Date. The following is a brief summary of the terms of the SAF Warrants:

Exercise Price

Half of the SAF Warrants will initially be exercisable at an exercise price of US1.00 per common share and half of the SAF Warrants will initially be exercisable at an exercise price of US $1.20 per common share, subject to adjustment as provided in “—Adjustments” below. The SAF Warrants may be exercised for cash or, at the option of the holder, on a cashless basis if, after the later of (i) six-month anniversary of the issuance date of the SAF Warrants and (ii) the Threshold Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the common shares underlying the SAF Warrants. In certain circumstances, the SAF Warrants are subject to forced exercise provisions. If we issue, sell or enter into any agreement to issue or sell, any variable rate securities, the Creditor has the additional right to substitute the variable price (or formula) of such securities for the exercise price.

Adjustments

The exercise price is subject to full ratchet antidilution protection upon any subsequent transaction at a price lower than the exercise price then in effect and standard adjustments in the event of any share split, share dividend, share combination, recapitalization or other similar transaction. Upon any adjustment to the exercise price, the number of common shares that may be purchased upon exercise of the SAF Warrants will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of common shares issuable upon warrant exercise will be the same as the aggregate exercise price in effect immediately prior to such adjustment.

Exercise Limitations

The SAF Warrants may not be exercised if, after giving effect to the exercise, the holder thereof (together with certain related parties), would beneficially own in excess of 9.99% (taking into account any other current holdings) of our common shares outstanding immediately after giving effect to the issuance of such common shares upon exercise.

Fundamental Transactions; Change of Control

The SAF Warrants prohibit us from entering into Fundamental Transactions (as defined in the SAF Warrants), including specified transactions involving a Change of Control (as defined in the SAF Warrants), unless the successor entity assumes all of our obligations under the SAF Warrants under a written agreement, satisfactory in form and substance to, and approved by, the Creditor, before the transaction is completed.

In connection with a Change of Control, we or a successor entity (as the case may be) may be required to redeem or exchange, as applicable, the SAF Warrants for consideration equal to the Black Scholes Value (as defined in the SAF Warrants) of such portion of the SAF Warrants subject to exchange. We may, at our election, pay such consideration either (i) in cash or (ii) in the same form of consideration as was paid to the shareholders in such Change of Control transaction.

Registration Rights Agreement

In connection with the SAF Transaction as set out above and as contemplated in the Securities Restructuring Agreement, the Company entered into a registration rights agreement (the “SAF Registration Rights Agreement”) to provide the Creditor and its permitted assigns (i) certain rights to require the Company to register the common shares underlying the SAF Convertible Note and the SAF Warrants under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and applicable state securities laws and (ii) certain distribution rights under Canadian securities laws. The SAF Registration Rights Agreement allows the holder of the SAF Convertible Note and SAF Warrants to make up to four demands for registration of at least US$2.0 million of registrable securities pursuant to a registration statement covering the resale of the common shares underlying the SAF Convertible Note and the SAF Warrants, which registration statement shall be filed within 20 days of such registration demand and made effective within 60 days of such registration demand. The SAF Registration Rights Agreement also grants the Creditor customary “piggyback” registration rights.

Securities Restructuring Agreement

The Securities Restructuring Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Securities Restructuring Agreement, we also agreed to the following additional covenants:

•

During the period commencing on the Threshold Date through and including the 30th calendar day after the principal amount outstanding under the SAF Convertible Note is less than $50.0 million, we may not issue, offer, sell or grant any equity or equity-linked security, subject to certain limited exceptions.

•

So long as the SAF Convertible Note remains outstanding, we will not effect or enter an agreement to effect any variable rate transaction (other than the New Investor Convertible Notes, New Investor Warrants or the Placement Agent Securities).

In addition, we granted the Creditor participation rights in future equity and equity-linked offerings of securities consummated on or prior to the earlier of (x) the three-month anniversary of the Threshold Date and (y) the date the SAF Convertible Note is not outstanding, in an amount of up to 10% of the securities being sold in such offerings.

The foregoing summary is not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of such agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

The above does not purport to be a complete description of the Securities Restructuring Agreement, the SAF Convertible Note or the SAF Warrants and is qualified in its entirety by reference to the full text of Exhibit 10.5 to the registration statement of which this prospectus forms a part.

TAXATION

The material Canadian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by McCarthy Tétrault LLP, Calgary, Canada. We are being represented by Shearman & Sterling LLP, Toronto, Canada, with respect to certain matters of U.S. law. Additional legal matters may be passed upon for us and any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sundial Growers Inc. as at and for the year ended December 31, 2019, ten months ended December 31, 2018 and the year ended February 28, 2018 incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended December 31, 2019, have been audited by KPMG LLP. KPMG LLP have confirmed with respect to Sundial Growers Inc. that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Sundial Growers Inc. under all relevant U.S. professional and regulatory standards. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of KPMG LLP are located at 205–5th Avenue SW, Suite 2700, Calgary, Alberta, Canada.

CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

Effective for the fiscal year ended December 31, 2018, MNP LLP (“MNP”) resigned as our independent auditors as we engaged new auditors in connection with the listing to which the registration statement of which this prospectus forms a part relates. MNP did not audit our consolidated financial statements for any period subsequent to the year ended February 28, 2018.

For the years ended February 28, 2018 and 2017, no report by MNP on our consolidated financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended February 28, 2018 and 2017, and the subsequent period through the appointment of KPMG as our auditor, (i) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP, would have caused MNP to make reference thereto in its report upon on our audited consolidated financial statements for the years ended February 28, 2018 and 2017, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Effective for the fiscal year ended December 31, 2018, our board of directors appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the fiscal year ended December 31, 2018, and to re-audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the years ended February 28, 2018 and 2017.

During the fiscal years ended December 31, 2019, December 31, 2018, February 28, 2018 and February 28, 2017, and the subsequent period preceding our engagement of KPMG as our independent registered public accounting firm, we did not consult with KPMG on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

TRANSFER AGENT AND REGISTRAR

The Canadian transfer agent and registrar for our common shares is Odyssey Trust Company at its principal office in Calgary, Alberta. The United States transfer agent and registrar for our common shares is Equity Stock Transfer, LLC at its principal office in New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Alberta. All of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the common shares offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to Sundial Growers Inc. and the common shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. Because we are a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q, among other things. However, we currently produce quarterly financial reports and furnish them to the SEC after the end of each of the first three quarters of our fiscal year and file our annual report within four months after the end of our fiscal year. Our annual consolidated financial statements are prepared in accordance with IFRS as issued by the IASB and certified by an independent public accounting firm.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F or Form 40-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), until the offering of the securities under the registration statement is terminated:

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020, including our audited consolidated balance sheets as at December 31, 2019 and December 31, 2018, and the consolidated statements of financial position, loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2019, the ten month period ended December 31, 2018 and the year ended February 28, 2018;

•

our report on Form 6-K furnished to the SEC on April 24, 2020 (Acc. No. 0001564590-20-018564), including our notice of 2020 annual general and special meeting of shareholders and information circulated dated April 20, 2020, for the annual general meeting and special meeting of shareholders held on May 20, 2020, which was included as part of Exhibit 99.1, but excluding Exhibit 99.2 thereto;

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three months ended March  31, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on May 15, 2020 (Acc. No. 0001279569-20-000791), together with the Management Discussion and Analysis of financial condition and performance for the three months ended March  31, 2020 and 2019 (our “Q1 2020 MD&A”), which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on May  15, 2020 (Acc. No. 0001279569-20-000791);

•

our reports on Form 6-K furnished to the SEC on January  10, 2020, January  30, 2020, April 9,  2020, April 15, 2020, April 24, 2020 (Acc. No. 00001279569-20-000611), May  1, 2020, May 12, 2020, May 15, 2020 (Acc. No. 0001279569-20-000790), May  21, 2020, May 26, 2020, June 1, 2020, June 8, 2020, and June  19, 2020; and

•	the description of our securities as set forth on Exhibit 2.4 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020.

Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at #300, 919 – 11 Avenue SW Calgary, AB T2R 1P3, telephone +1 (403) 948-5227 or on our website at www.sndlgroup.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Up to US$20,048,572

Common Shares

PROSPECTUS SUPPLEMENT

Canaccord Genuity

August 14, 2020